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                                                                    Exhibit 99.2


                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                               MAXWORLDWIDE, INC.,

                                   L90, INC.,

                                DOUBLECLICK INC.,

                             DOUBLECLICK MEDIA INC.,

                        PICASSO MEDIA ACQUISITION, INC.,

                                       AND

                              LION MERGER SUB, INC.





                            Dated as of June 29, 2002





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                                TABLE OF CONTENTS
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
ARTICLE I DEFINITIONS....................................................................................1

ARTICLE II THE LION MERGER..............................................................................10
2.1      The Lion Merger................................................................................10
2.2      Effective Time of the Lion Merger..............................................................10
2.3      Certificate of Incorporation...................................................................10
2.4      Bylaws.........................................................................................10
2.5      Directors......................................................................................10
2.6      Officers.......................................................................................11
2.7      Effect on Capital Stock........................................................................11
2.8      Surrender of Certificates Representing Shares..................................................11
2.9      Tax Effect.....................................................................................12
2.10     Successor Issuer...............................................................................12

ARTICLE III THE COMPANY MERGER..........................................................................12
3.1      The Company Merger.............................................................................12
3.2      Effective Time of the Company Merger...........................................................12
3.3      Authorization of Securities....................................................................12
3.4      Closing........................................................................................12
3.5      Certificate of Incorporation...................................................................12
3.6      Bylaws.........................................................................................12
3.7      Directors......................................................................................13
3.8      Officers.......................................................................................13
3.9      Effect on Capital Stock........................................................................13
3.10     Surrender of Certificates Representing Shares..................................................14
3.11     Dividends......................................................................................14
3.12     No Fractional Shares...........................................................................14
3.13     Closing of Company Transfer Books..............................................................14
3.14     Preliminary Net Asset Adjustment...............................................................14
3.15     Final Net Asset Adjustment.....................................................................15
3.16     Contingent Cash Consideration..................................................................17

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PICASSO....................................................17
4.1      Capitalization.................................................................................17
4.2      Ownership of Shares............................................................................18
4.3      Organization...................................................................................18
4.4      Company Subsidiaries...........................................................................18
4.5      No Violation; Consents.........................................................................18
4.6      Company Financial Statements...................................................................18
4.7      Title to Property and Assets; Condition and Sufficiency of Assets..............................19
4.8      Authorization; Enforcement.....................................................................19
4.9      No Conflicts...................................................................................20
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
4.10     Intellectual Property..........................................................................20
4.11     Contracts......................................................................................22
4.12     Absence of Certain Developments................................................................23
4.13     No Undisclosed Liabilities.....................................................................24
4.14     Litigation.....................................................................................24
4.15     Compliance with Laws...........................................................................24
4.16     Taxes..........................................................................................25
4.17     Employee Relations.............................................................................26
4.18     Brokers........................................................................................27
4.19     Insurance......................................................................................27
4.20     Labor Relations................................................................................27
4.21     Corporate Records..............................................................................28
4.22     Investment Representations and Warranties......................................................28
4.23     Acquisition for Own Account....................................................................28
4.24     Ability to Protect Its Own Interests...........................................................28
4.25     Accredited Investor............................................................................28
4.26     No Acceleration of Vesting.....................................................................28
4.27     Privacy Policy.................................................................................28

ARTICLE V REPRESENTATIONS AND WARRANTIES OF LION........................................................28
5.1      Capitalization.................................................................................29
5.2      Due Issuance and Authorization of Capital Stock................................................29
5.3      Organization...................................................................................30
5.4      Subsidiaries...................................................................................30
5.5      No Violation; Consents.........................................................................31
5.6      Financial Statements...........................................................................31
5.7      [Intentionally Omitted]........................................................................31
5.8      Title to Property and Assets; Condition of Assets..............................................31
5.9      Public Company Status..........................................................................31
5.10     Authorization; Enforcement.....................................................................32
5.11     No Conflicts...................................................................................33
5.12     Intellectual Property..........................................................................33
5.13     Contracts......................................................................................34
5.14     Right of First Refusal; Voting and Registration Rights.........................................35
5.15     Absence of Certain Developments................................................................35
5.16     No Undisclosed Liabilities.....................................................................35
5.17     Litigation.....................................................................................36
5.18     Compliance with Laws...........................................................................36
5.19     Taxes..........................................................................................36
5.20     Employee Relations.............................................................................37
5.21     Brokers........................................................................................37
5.22     Insurance......................................................................................37
5.23     Labor Relations................................................................................38
5.24     Corporate Records..............................................................................38
5.25     Investment Representations and Warranties......................................................38
5.26     Acquisition for Own Account....................................................................38
5.27     Ability to Protect Its Own Interests...........................................................38
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
5.28     Accredited Investor............................................................................38
5.29     [Intentionally Omitted]........................................................................39
5.30     Issuances Exempt...............................................................................39
5.31     No Integrated Offering.........................................................................39
5.32     Parent, Acquisition Sub and Parent 251 Sub.....................................................39
5.33     No Acceleration of Vesting.....................................................................39
5.34     Privacy Policy.................................................................................39

ARTICLE VI CONDITIONS TO CLOSING........................................................................39
6.1      Conditions of Picasso's Obligations............................................................39
6.2      Conditions of Lion's Obligations...............................................................42

ARTICLE VII COVENANTS OF PICASSO AND THE COMPANY........................................................44
7.1      Interim Covenants..............................................................................44
7.2      Notification of Certain Matters................................................................46
7.3      Non-Competition and Non-Solicitation...........................................................46
7.4      Audited Financial Statements...................................................................47
7.5      Interim Financials.............................................................................47
7.6      Tax-Free Qualification.........................................................................47
7.7      No Shop........................................................................................48
7.8      Cross-Referrals................................................................................48
7.9      Key Employees..................................................................................48
7.10     Settlement.....................................................................................48

ARTICLE VIII COVENANTS OF LION, PARENT, PARENT 251 SUB AND ACQUISITION SUB..............................48
8.1      Interim Covenants..............................................................................48
8.2      Notification of Certain Matters................................................................49
8.3      Non Competition................................................................................49
8.4      AdLink.........................................................................................51
8.5      Employee Benefits Matters......................................................................51
8.6      Name Change....................................................................................53
8.7      Interim Financials.............................................................................53
8.8      SEC Compliance.................................................................................54
8.9      Pro Forma Earnings Reporting...................................................................54
8.10     [Intentionally Omitted]........................................................................54
8.11     Tax-Free Qualification.........................................................................54
8.12     Cross-Referrals................................................................................54

ARTICLE IX INDEMNIFICATION..............................................................................55
9.1      Indemnification................................................................................55
9.2      Notice of Claims...............................................................................57
9.3      Matters Involving Third Parties................................................................57

ARTICLE X TERMINATION...................................................................................58
10.1     Grounds for Termination........................................................................58
10.2     Effect of Termination..........................................................................59

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
ARTICLE XI MISCELLANEOUS................................................................................59
11.1     Waivers and Amendments.........................................................................59
11.2     Public Announcements...........................................................................59
11.3     Notices of Certain Events......................................................................59
11.4     Notices........................................................................................60
11.5     No Implied Waivers.............................................................................61
11.6     Successors and Assigns.........................................................................61
11.7     Headings.......................................................................................61
11.8     Governing Law..................................................................................61
11.9     Expenses.......................................................................................61
11.10    Transfer Taxes.................................................................................61
11.11    Jurisdiction...................................................................................61
11.12    Waiver of Jury Trial...........................................................................62
11.13    Counterparts; Effectiveness....................................................................62
11.14    Entire Agreement...............................................................................62
11.15    Severability...................................................................................62
11.16    Best Efforts...................................................................................62

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                                LIST OF EXHIBITS


EXHIBIT A         Addendum to DART Agreement
EXHIBIT B         Assignment and Assumption Agreement
EXHIBIT C         Contribution Agreement
EXHIBIT D         Net Assets
EXHIBIT E         New Intellectual Property/Transferred Intellectual Property
EXHIBIT F         Registration Rights Agreement
EXHIBIT G         Stockholders Agreement
EXHIBIT H         Transition Services Agreement
EXHIBIT I         Terms of Advisor Engagement
EXHIBIT J         Press Release
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                          AGREEMENT AND PLAN OF MERGER

         This AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of the 29th day of June, 2002 by and among MaxWorldwide, Inc., a Delaware corporation ("Parent"), L90, Inc., a Delaware corporation ("Lion"),
DoubleClick Inc., a Delaware corporation ("Picasso"), DoubleClick Media Inc., a
Delaware corporation (the "Company"), Picasso Media Acquisition, Inc., a
Delaware corporation (the "Acquisition Sub"), and Lion Merger Sub, Inc., a
Delaware corporation ("Parent 251 Sub"). Certain terms used and not otherwise defined in the text of this Agreement are defined in Article I of this Agreement.

                               W I T N E S S E T H

         WHEREAS, the Boards of Directors of Lion and Picasso deem it advisable and in the best interests of the stockholders of such corporations to effect a business combination of Lion and the Company through the transactions provided for herein pursuant to a single integrated plan, as a result of which each of Lion and the Company shall become a wholly-owned Subsidiary of Parent;

         WHEREAS, in order to effect the transactions provided for herein pursuant to a single integrated plan, (a) Parent, Parent 251 Sub and Lion shall complete a holding company merger of Parent 251 Sub with and into Lion pursuant to Section 251(g) of the DGCL resulting in Lion becoming a wholly-owned
Subsidiary of Parent and all stockholders of Lion becoming stockholders of Parent (the "Lion Merger"), and (b) the Acquisition Sub shall be merged with and into the Company, with the Company surviving as a wholly-owned Subsidiary of Parent (the "Company Merger"), in each case pursuant to this Agreement;

         WHEREAS, it is intended that, for U.S. federal income tax purposes, the Lion Merger and the Company Merger, shall be treated as a single integrated transaction qualifying as an exchange described in Section 351 of the Code;

         NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants herein contained, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

         Unless the context otherwise requires, the terms defined in this
Article I shall have the meanings specified for all purposes of this Agreement.

         Except as otherwise expressly provided, all accounting terms used in this Agreement, whether or not defined in this Article I, shall be construed in accordance with GAAP. If and so long as Lion has one or more Subsidiaries, such accounting terms shall be determined on a consolidated basis for Lion and each of its Subsidiaries, and the financial statements and other financial information to be furnished by Lion pursuant to





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this Agreement shall be consolidated and presented with consolidating financial statements of Lion and each of its Subsidiaries.

         "Acquisition Sub" means Picasso Media Acquisition, Inc., a Delaware corporation.

         "Acquisition Sub Common Stock" means the shares of common stock of the Acquisition Sub, par value $0.001 per share.

         "Action" means any action, claim, proceeding, suit or investigation
(whether civil, criminal, administrative or investigative), or any appeal therefrom.

         "Addendum to DART Agreement" means the Addendum to the DART Agreement in the form attached hereto as Exhibit A.

         "Affiliate" of any Person means any other Person which directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term "control" (including the terms "controlled by" and "under common control with") as used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agreement" has the meaning set forth in the Preamble.

         "Assignment and Assumption Agreement" means the Assignment and Assumption Agreement in the form attached hereto as Exhibit B.

         "Audit" has the meaning set forth in Section 3.15(d) hereof.

         "Audit Period" has the meaning set forth in Section 3.15(d) hereof.

         "Business Day" means a day other than a Saturday, Sunday or day on which banking institutions in New York are authorized or required to remain closed.

         "Cash Consideration" means $5,000,000, payable by wire transfer of immediately available funds.

         "Change of Control" of a Person means the occurrence of any of the following events:

                  (1) the acquisition of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of more than 50% of either:

                           (i) the then outstanding shares of such Person's
                  common stock (the "Outstanding Common Stock") or


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                           (ii) the combined voting power of such Person's then
                  outstanding securities entitled to vote generally in the
                  election of directors (the "Outstanding Voting Securities");

                  (2) a majority of the individuals who, as of the Effective
         Time, constitute the members of such Person's board of directors (the
         "Incumbent Board") cease for any reason to serve on such board of directors; provided that any individual who becomes a director of such Person subsequent to the Effective Time, whose election, or nomination for election by such Person's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent
         Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of such Person as a result of an actual or threatened election contest, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than such Person's board of directors shall not be deemed a member of the Incumbent Board; or

                  (3) approval by the stockholders of such Person of a reorganization, merger or consolidation of such Person or sale or other disposition of all or substantially all of the assets of such Person (a
         "Corporate Transaction"); excluding, however, a Corporate Transaction pursuant to which the Persons who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding
         Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities entitled to vote generally in the election of directors, as the case may be, of the Person resulting from, or the transferee Person, in such Corporate Transaction
         (including, without limitation, a corporation which as a result of such transaction owns 100% of the Outstanding Common Stock or all or substantially all of such Person's assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate
         Transaction, of the Outstanding Common Stock and the Outstanding Voting
         Securities, as the case may be.

         "Class Action Complaint" has the meaning set forth in Section 9.1(a) hereof.

         "Closing" has the meaning set forth in Section 3.4 hereof.

         "Closing Date" has the meaning set forth in Section 3.4 hereof.

         "Closing Date Balance Sheet" has the meaning set forth in Section
3.15(a) hereof.

         "Code" means the Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder.

         "Company" means DoubleClick Media Inc., a Delaware corporation.

         "Company Balance Sheet" has the meaning set forth in Section 4.6 hereof.


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         "Company Certificate of Merger" has the meaning set forth in Section
3.2 hereof.

         "Company Common Stock" has the meaning set forth in Section 4.1(a) hereof.

         "Company Employee Benefit Plan" has the meaning set forth in Section
4.17(a) hereof.

         "Company Financial Statements" has the meaning set forth in Section 4.6 hereof.

         "Company Intellectual Property" has the meaning set forth in Section
4.10 hereof.

         "Company Licensed Intellectual Property" has the meaning set forth in
Section 4.10 hereof.

         "Company Merger" has the meaning set forth in the Recitals.

         "Company Shares" has the meaning set forth in Section 4.1(a) hereof.

         "Company Surviving Corporation" has the meaning set forth in Section
3.1 hereof.

         "Constituent Corporations" has the meaning set forth in Section 3.1 hereof.

         "Contingent Cash Consideration" means $6,000,000, plus accrued interest, payable, if at all, by wire transfer of immediately available funds in accordance with Section 3.16 hereof.

         "Contract" means any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

         "Contribution Agreement" means the Contribution Agreement in the form attached hereto as Exhibit C.

         "Controlled Group of Corporations" has the meaning set forth in Section
4.17(b).

         "Damages" means any claim, loss, deficiency (financial or otherwise), liability, cost or expense (including, without limitation, reasonable attorneys' fees, costs and expenses incurred by an Indemnified Party in bringing or defending one or more Actions) or damage of any kind or nature whatsoever.

         "Derivative Complaint" has the meaning set forth in Section 9.1(a) hereof.

         "DGCL" means the General Corporation Law of the State of Delaware.

         "DoubleClick Designee" has the meaning set forth in the Stockholders
Agreement.

         "Effective Time" has the meaning set forth in Section 2.2 hereof.



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         "Encumbrances" has the meaning set forth in Section 4.2(b) hereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all regulations promulgated thereunder.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Expiration Date" has the meaning set forth in Section 10.1(b) hereof.

         "Extraordinary Claim" has the meaning set forth in Section 9.1(a) hereof.

         "Final Closing Adjustment" has the meaning set forth in Section 3.15(a) hereof.

         "Final Net Asset Amount" has the meaning set forth in Section 3.15(a).

         "GAAP" means United States generally accepted accounting principles consistently applied.

         "Governmental Entity" means any Federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.

         "Indemnified Party" means any party entitled to indemnification pursuant to Article IX hereof.

         "Indemnifying Party" means any party required to indemnify an Indemnified Party pursuant to Article IX hereof.

         "Indemnity Basket" has the meaning set forth in Section 9.1(c) hereof.

         "Indemnity Cap" has the meaning set forth in Section 9.1(c) hereof.

         "Independent Accounting Firm" has the meaning set forth in Section
3.15(e) hereof.

         "Intellectual Property" means trademarks, service marks, trade names, Internet domain names, designs, logos, slogans, and general intangibles of like nature, together with all goodwill, registrations and applications related to the foregoing; United States and foreign patents and industrial designs
(including any continuations, divisionals, continuations-in-part, renewals, reissues, and applications for any of the foregoing); copyrights (including any registrations and applications for any of the foregoing) and all content and information contained on any website; Software; technology, trade secrets and other confidential information, know-how, inventions, proprietary processes, formulae, algorithms, models, research and development information and methodologies; all copies and tangible embodiments thereof; and any licenses to use any of the foregoing.



                                       5


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         "IRS" means the United States Internal Revenue Service.

         "Law" means any Federal, state, foreign or local statute, law, ordinance, regulation, rule, code, order, judgment, decree, other requirement or rule of law of the United States or any other jurisdiction and any other similar act or law.

         "Lion" means L90, Inc., a Delaware corporation.

         "Lion Balance Sheet" means the audited consolidated balance sheet of Lion and its Subsidiaries as of December 31, 2001.

         "Lion Certificate of Merger" has the meaning set forth in Section 2.2 hereof.

         "Lion Common Stock" has the meaning set forth in Section 5.1(a) hereof.

         "Lion Effective Time" has the meaning set forth in Section 2.2.

         "Lion Employee Benefit Plans" has the meaning set forth in Section 5.20 hereof.

         "Lion Financial Statements" means, collectively, the Lion Balance
Sheet, the audited consolidated statements of operations, stockholders' equity and cash flows of Lion and its Subsidiaries for the year ended December 31, 2001, the unaudited consolidated balance sheet of Lion and its Subsidiaries as of March 31, 2002 and the unaudited consolidated statements of operations, stockholders' equity and cash flows of Lion and its Subsidiaries for the quarter ended March 31, 2002.

         "Lion Intellectual Property" has the meaning set forth in Section 5.12 hereof.

         "Lion Licensed Intellectual Property" has the meaning set forth in
Section 5.12 hereof.

         "Lion Merger" has the meaning set forth in the Recitals.

         "Lion Owned Intellectual Property" has the meaning set forth in Section
5.12 hereof.

         "Lion Party" has the meaning set forth in Section 9.1(b) hereof.

         "Lion Surviving Corporation" has the meaning set forth in Section 2.1 hereof.

         "Material Adverse Effect" means any change in or effect on the business of such Person (or, in the case of Picasso or the Company, the Picasso Media
Business) that, individually or in the aggregate (taking into account all other such changes or effects) is, or is reasonably likely to be, materially adverse to the business, liabilities, properties, assets or condition (financial or otherwise) of such Person (or such business, as the case may be); provided that
(a) the failure to retain or hire employees and the consequences thereof shall not itself be deemed to be a Material Adverse Effect or itself be considered in any determination of whether a Material Adverse Effect has occurred or is continuing,



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(b) circumstances, developments, changes in or effects on general economic or financial or securities market conditions in the United States and elsewhere or changes affecting the industry generally in which a Person operates (whether or not such circumstances, developments, changes or effects are the direct or indirect result of the initiation, continuation, escalation or cessation of armed hostilities involving or the declaration of war by or against the United
States or its territories), provided that such changes do not affect such Person in a materially disproportionate way, shall not itself be deemed to be a Material Adverse Effect or itself be considered in any determination of whether a Material Adverse Effect has occurred or is continuing, (c) the initiation, continuation, escalation or cessation of armed hostilities against or involving or the declaration of war by or against the United States or its territories shall not itself be deemed to be a Material Adverse Effect or itself be considered in any determination of whether a Material Adverse Effect has occurred or is continuing, (d) any change or effect caused by or relating to, the announcement of the Company Merger shall not itself be deemed to be a Material Adverse Effect or itself be considered in any determination of whether a Material Adverse Effect has occurred or is continuing, (e) any adverse change arising from or relating to any change in accounting requirements or principles or any change in applicable Laws, rules or regulations or the interpretation thereof shall not itself be deemed to be a Material Adverse Effect or itself be considered in any determination of whether a Material Adverse Effect has occurred or is continuing, (f) any loss of customers from one party to another shall not itself be deemed to be a Material Adverse Effect or itself be considered in any determination of whether a Material Adverse Effect has occurred or is continuing and (g) any change in the market price or trading volume of Lion's stock after the date of this Agreement shall not itself be deemed to be a Material Adverse Effect or itself be considered in any determination of whether a Material Adverse Effect has occurred or is continuing.

         "NASD" means the National Association of Securities Dealers, Inc.

         "Net Asset Amount" has the meaning set forth in Section 3.14 hereof.

         "Net Asset Statement" has the meaning set forth in Section 3.14 hereof.

         "Net Assets" mean the gross assets, less liabilities, of the Company, all calculated in accordance with GAAP and computed in a manner consistent with Exhibit D.

         "New Intellectual Property" means the Intellectual Property set forth on Exhibit E under the heading "New Intellectual Property".

         "Parent" means MaxWorldwide, Inc., a Delaware corporation.

         "Parent 251 Sub" means Lion Merger Sub, Inc., a Delaware corporation.

         "Parent 251 Sub Common Stock" means the common stock of Parent 251 Sub,
$0.001 par value per share.

         "Parent Common Stock" means the common stock of Parent, $0.001 par value per share.


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         "Parent's Objection Notice" has the meaning set forth in Section
3.15(e) hereof.

         "Permits" has the meaning set forth in Section 4.15(c) hereof.

         "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, Governmental
Entity or other entity.

         "Picasso" means DoubleClick Inc., a Delaware corporation.

         "Picasso Media Business" means the business of (i) offering and selling advertising inventory to advertisers on a collection of Web sites that are organized and managed as the Picasso Network; and (ii) offering and performing advertising sales services on behalf of Web publishers for its Web sites that are part of the Picasso Network, provided that the Picasso Media Business shall exclude any services provided by other business units or divisions of Picasso, including its TechSolutions and Data divisions.

         "Picasso Network" means the advertising network consisting of the advertising inventory of a collection of Web sites that are organized and managed as the Picasso Network; it being understood that Web sites in the Picasso Network are (i) owned by a third party or by Picasso or any of its Affiliates (including, without limitation, GravityDirect) and (ii) comprised of content intended primarily for users in the United States and Canada.

         "Picasso Party" has the meaning set forth in Section 9.1(a) hereof.

         "Picasso's Objection Notice" has the meaning set forth in Section
3.15(e) hereof.

         "Potentially Transferred Employees" means the employees set forth under the heading "Potentially Transferred Employees" on Schedule 4.17.

         "Preliminary Closing Adjustment" has the meaning set forth in Section
3.14(b) hereof.

         "Pro Forma Earnings" means earnings before interest, taxes, depreciation and amortization, calculated in accordance with GAAP, and excluding any one time non-recurring items, restructuring charges (including facility relocation charges), transaction related costs, including costs incurred in connection with the acquisition or disposition of a business, whether consummated or not, and any asset impairment, including impairment of goodwill.

         "Registration Rights Agreement" means the Registration Rights Agreement in the form attached hereto as Exhibit F.

         "Representatives" means with respect to any Person, its stockholders, members, employees, officers, directors, investment bankers, attorneys, agents, representatives or Affiliates.


                                       8



         "SEC" means the Securities and Exchange Commission.

         "SEC Documents" has the meaning set forth in Section 5.9 hereof.

         "Securities" has the meaning set forth in Section 3.3 hereof.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Software" means any and all (a) computer programs, including any and all software implementation of algorithms, models and methodologies, whether in source code or object code form, (b) computerized databases and compilations, including any and all data and collections of data, and (c) all documentation, including user manuals and training materials, relating to any of the foregoing.

         "Stockholders Agreement" means the Stockholders Agreement in the form attached hereto as Exhibit G.

         "Subsidiary" means any corporation, association trust, limited liability company, partnership, joint venture or other business association or entity at least 50% of the outstanding voting securities of which are at the time owned or controlled directly or indirectly by a Person.

         "Tax Return" means any return, declaration, statement, report, schedule, form, information return or other document required to be supplied to any tax authority with respect to Taxes, including any amendments thereto.

         "Taxes" means all federal, state, local, or foreign taxes, charges, fees, levies or other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax or penalties applicable thereto.

         "Terminated Picasso Employees" has the meaning set forth in Section 8.5(c) hereof.

         "Third Party Claim" has the meaning set forth in Section 9.3(a) hereof.

         "Transaction Documents" means this Agreement, the Addendum to DART Agreement, the Contribution Agreement, the Registration Rights Agreement, the Stockholders Agreement and any and all other documents or agreements executed in connection with the Company Merger.

         "Transferred Employees" has the meaning set forth in Section 8.5(a).

         "Transferred Intellectual Property" means the Intellectual Property set forth on Exhibit E under the heading "Transferred Intellectual Property".

         "Transition Services Agreement" means the Transition Services Agreement in the form attached hereto as Exhibit H.

         "Trigger Date" has the meaning set forth in Section 3.16 hereof.

                                   ARTICLE II

                                 THE LION MERGER

         2.1 The Lion Merger. Subject to the terms and conditions set forth in this Agreement and in accordance with Section 251(g) of the DGCL and pursuant to a single integrated plan consisting of the Lion Merger (as set forth in this Article II) and the Company Merger (as set forth in Article III), Parent, Parent 251 Sub and Lion shall complete a holding company merger pursuant to which Parent 251 Sub will merge with and into Lion resulting in Lion becoming a wholly-owned Subsidiary of Parent and all stockholders of Lion becoming stockholders of Parent. Parent 251 Sub shall be merged with and into Lion in accordance with this Agreement and the separate existence of Parent 251 Sub shall cease. Lion shall survive the Lion Merger and Lion shall become a wholly-owned Subsidiary of Parent and shall continue to be governed by the laws of the State of Delaware (as such, the "Lion Surviving Corporation"). The Lion Merger shall have the effects set forth in Sections 251(g) and 259 of the DGCL.

         2.2 Effective Time of the Lion Merger. The Lion Merger shall become effective on the date and at the time at which a properly executed certificate of merger (the "Lion Certificate of Merger") is duly filed with the Secretary of State of the State of Delaware, or at such later date and time as may be specified therein. The Lion Certificate of Merger filing shall be made on the Closing Date and shall be made immediately prior to the Company Certificate of Merger filing pursuant to Section 3.2 hereof. When used in this Agreement, the term "Lion Effective Time" means the date and time on which the Lion Certificate of Merger is so filed, and the term "Effective Time" means the date and time on which both the Lion Certificate of Merger and the Company Certificate of Merger are so filed or such later time as the parties shall designate therein.

2.3 Certificate of Incorporation. In accordance with Section 251(g) of the DGCL, the certificate of incorporation of Parent immediately following the Lion Merger shall contain provisions identical to the certificate of incorporation of Lion immediately prior to the Lion Merger, except that Parent's certificate of incorporation shall provide that its name is "MaxWorldwide, Inc."

         2.4 Bylaws. In accordance with Section 251(g) of the DGCL, the bylaws of Parent immediately following the Lion Merger shall contain provisions identical to the bylaws of Lion immediately prior to the Lion Merger.

         2.5 Directors. In accordance with the Section 251(g) of the DGCL, the directors of Parent immediately following the Lion Merger shall be the directors of Lion immediately prior to the Lion Merger and shall hold office from the Lion Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the certificate of incorporation and bylaws of Parent or as otherwise provided by Law.

         2.6 Officers. In accordance with Section 251(g) of the DGCL, the officers of Parent immediately following the Lion Merger shall be the officers of Lion immediately prior to the Lion Merger and shall hold office from the Lion Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the certificate of incorporation and bylaws of Parent, or as otherwise provided by Law.

         2.7 Effect on Capital Stock. At the Lion Effective Time, by virtue of the Lion Merger and without any action on the part of any stockholder of Lion, Parent or Parent 251 Sub:

                 (a) Conversion of Parent 251 Sub Common Stock. Each share of Parent 251 Sub Common Stock issued and outstanding immediately prior to the Lion Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.001 per share, of the Lion Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Lion Surviving Corporation.

                 (b) Conversion of Lion Common Stock. Each share of Lion Common Stock issued and outstanding or held in its treasury immediately prior to the Lion Effective Time shall be converted into one share of Parent Common Stock, with the same rights, powers and privileges as the shares so converted. Each certificate representing shares of Lion Common Stock immediately prior to the Lion Effective Time shall be deemed to represent the same number of shares of Parent Common Stock.

                 (c) Cancellation of Parent Common Stock. Each share of Parent Common Stock issued and outstanding immediately prior to the Lion Effective Time shall automatically be cancelled and retired and shall cease to exist.

                 (d) Adjustments to Conversion Ratios. The conversion ratios in this Section 2.7 shall be adjusted to reflect fully the appropriate effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock, Lion Common Stock or Company Common Stock), reorganization, recapitalization, reclassification or other like change with respect to Parent Common Stock, Lion Common Stock or Company Common Stock having a record date on or after the date hereof and prior to the Lion Effective Time.

         2.8 Surrender of Certificates Representing Shares. At the Lion Effective Time, the stockholders of Lion, upon surrender to Parent's transfer agent of one or more certificates in valid form representing the shares of Lion Common Stock, duly endorsed in blank or accompanied by duly executed stock powers, shall be entitled to receive the consideration set forth in Section 2.7(b) in respect of the shares of capital stock represented by such certificates. Until so surrendered, each such certificate shall, after the Lion Effective Time, represent for all purposes only the right to receive such consideration as set forth in Section 2.7(b).

         2.9 Tax Effect. It is the intent of the parties that, for U.S. federal income tax purposes, the Lion Merger and the Company Merger, shall be treated as a single integrated transaction qualifying as an exchange described in Section 351 of the Code.

         2.10 Successor Issuer. It is the intent of the parties hereto that Parent, as of the Lion Effective Time, be deemed a "successor issuer" of Lion for all purposes under the Securities Act and the Exchange Act.

                                  ARTICLE III

                               THE COMPANY MERGER

         3.1 The Company Merger. Subject to the terms and conditions set forth in this Agreement and in accordance with the DGCL and pursuant to a single integrated plan consisting of the Lion Merger (as set forth in Article II) and the Company Merger (as set forth in this Article III), at the Effective Time, the Acquisition Sub shall be merged with and into the Company (together with the Acquisition Sub, the "Constituent Corporations") in accordance with this Agreement and the separate existence of the Acquisition Sub shall cease. The Company shall survive the Company Merger and the Company shall become a wholly-owned Subsidiary of Parent and shall continue to be governed by the laws of the State of Delaware (as such, the "Company Surviving Corporation"). The Company Merger shall have the effects set forth in Section 259 of the DGCL.

         3.2 Effective Time of the Company Merger. The Company Merger shall become effective on the date and at the time at which a properly executed certificate of merger (the "Company Certificate of Merger") is duly filed with the Secretary of State of the State of Delaware, or at such later date and time as may be specified therein. The Company Certificate of Merger filing shall be made on the Closing Date.

         3.3 Authorization of Securities. Parent has authorized the issuance of 4,800,000 shares of Parent Common Stock (the "Securities").

         3.4 Closing. The closing of the Lion Merger and the Company Merger (the "Closing") shall occur at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036-6522, on or before the third Business Day after the satisfaction or waiver of all of the conditions set forth in Article VI hereof or at such other time and place as Lion and Picasso may agree (the "Closing Date").

         3.5 Certificate of Incorporation. The certificate of incorporation of the Acquisition Sub as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Company Surviving Corporation unless and until amended as provided by Law and the certificate of incorporation of the Company Surviving Corporation, except that Article One thereof shall provide that the name of the Company Surviving Corporation shall be: "Picasso Media Acquisition, Inc."

         3.6 Bylaws. The bylaws of the Acquisition Sub as in effect immediately prior to the Effective Time shall be the by-laws of the Company Surviving Corporation unless and until amended in accordance with their terms and the certificate of incorporation of the Company Surviving Corporation.

         3.7 Directors. The directors of the Acquisition Sub at the Effective Time shall be the initial directors of the Company Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the certificate of incorporation and bylaws of the Company Surviving Corporation or as otherwise provided by Law.

         3.8 Officers. The officers of the Acquisition Sub at the Effective Time shall be the initial officers of the Company Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the certificate of incorporation and bylaws of the Company Surviving Corporation, or as otherwise provided by Law.

         3.9 Effect on Capital Stock. At the Effective Time, by virtue of the Company Merger and without any action on the part of any stockholder of either of the Constituent Corporations:

                 (a) Conversion of Company Common Stock. The shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Company Common Stock to be cancelled in accordance with Section 3.9(b) hereof) shall, subject to the adjustments set forth in Sections 3.14 and 3.15, be converted into the right to receive (i) the Securities, (ii) the Cash Consideration and (iii) the right to receive the Contingent Cash Consideration as provided in Section 3.16. Each of the shares of Company Common Stock converted in accordance with this Section 3.9(a) shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the consideration set forth in this Section 3.9(a), upon the surrender of such certificate in accordance with Section 3.10 hereof.

                 (b) Cancellation of Treasury Stock. Each share of Company Common Stock held in the treasury of the Company, if any, immediately prior to the Effective Time shall be cancelled and retired and cease to exist.

                 (c) Conversion of Acquisition Sub Common Stock. Each share of Acquisition Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.001 per share, of the Company Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Company Surviving Corporation.

                 (d) Adjustments to Conversion Ratios. The conversion ratios in this Section 3.9 shall be adjusted to reflect fully the appropriate effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock, Lion Common Stock or Company Common Stock), reorganization, recapitalization, reclassification or other like change with respect to Parent Common Stock, Lion Common Stock or Company Common Stock having a record date on or after the date hereof and prior to the Effective Time.

         3.10 Surrender of Certificates Representing Shares. At the Effective Time, Picasso, upon surrender to Parent of one or more certificates in valid form representing the shares of Company Common Stock, duly endorsed in blank or accompanied by duly executed stock powers, shall be entitled to receive the consideration set forth in Section 3.9(a) in respect of the shares of capital stock represented by such certificates. Until so surrendered, each such certificate shall, after the Effective Time, represent for all purposes only the right to receive such consideration as set forth in Section 3.9(a).

         3.11 Dividends. No dividends that are declared on Parent Common Stock will be paid to Picasso until Picasso surrenders its certificate(s) representing shares of Company Common Stock. Upon such surrender, there shall be paid to Picasso, any dividends which shall have become payable with respect to the Securities between the Effective Time and the time of such surrender. In no event shall Picasso be entitled to receive interest on such dividends. Notwithstanding the foregoing, (i) neither Parent nor any party hereto shall be liable to Picasso for any Securities or dividends thereon, in each case, delivered to a public official pursuant to applicable escheat Laws, and (ii) any Securities held by Parent prior to surrender of certificates representing shares of Company Common Stock shall not be deemed issued.

         3.12 No Fractional Shares. No certificates or scrip representing fractional Securities shall be issued upon the surrender for exchange of certificates representing shares of Company Common Stock pursuant to this
Article III and no dividend, stock split or other change in the capital structure of Parent shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder. In lieu of any such fractional Securities, Picasso will be paid cash upon such surrender in an amount equal to the product of such fraction multiplied by the fair market value of Parent Common Stock at the Effective Time. For purposes of this Section 3.12, shares of Company Common Stock represented by two or more certificates may be aggregated, and in no event shall Picasso be paid an amount of cash in respect of more than one share of Parent Common Stock.

         3.13 Closing of Company Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock shall thereafter be made. If, after the Effective Time, certificates representing shares of Company Common Stock are presented to the Company Surviving Corporation, they shall be cancelled and exchanged for the consideration set forth in Section 3.9(a).

         3.14 Preliminary Net Asset Adjustment. On or before the Effective Time, Picasso will prepare and deliver to Lion a certificate computed in a manner consistent with Exhibit D, signed by Picasso's Chief Financial Officer, including (i) an estimated unaudited balance sheet of the Company as of May 31, 2002 prepared in accordance with

GAAP (except for the absence of footnotes and year-end audit adjustments) and on a basis consistent with the Company Balance Sheet, and (ii) a reasonably detailed estimated calculation of the Net Assets of the Company (the "Net Asset Statement") as of May 31, 2002 as shown on such estimated unaudited balance sheet (the "Net Asset Amount") including supporting documentation with respect thereto. At the Closing:

                 (a) in the event that the Net Asset Amount set forth on the Net Asset Statement is less than zero by at least $500,000, then Picasso shall contribute cash to the Company or reduce liabilities of the Company on a dollar-for-dollar basis in an amount equal to the Net Asset Amount, or

                 (b) in the event that the Net Asset Amount set forth on the Net Asset Statement exceeds zero by at least $500,000, then Parent shall deliver to Picasso, as additional merger consideration, cash in an amount equal to the Net Asset Amount (an adjustment pursuant to either Section 3.14(a) or (b), a "Preliminary Closing Adjustment").

         3.15 Final Net Asset Adjustment.

                 (a) Within forty-five (45) days following the Effective Time, Picasso will prepare and deliver to Parent a certificate computed in a manner consistent with Exhibit D, signed by Picasso's Chief Financial Officer, including (i) an unaudited balance sheet of the Company as of the Effective Time prepared in accordance with GAAP (the "Closing Date Balance Sheet"), (ii) a reasonably detailed calculation of the Final Net Asset Amount including supporting documentation with respect thereto, and (iii) a calculation of what the Preliminary Closing Adjustment would have been had the Final Net Asset Amount been used in lieu of the Net Asset Amount in Section 3.14 (the "Final Closing Adjustment"). The "Final Net Asset Amount" shall be the amount of the Net Assets of the Company as of the Effective Time, as reflected on the Closing Date Balance Sheet.

                 (b) The difference, if any, between the Final Closing Adjustment and the Preliminary Closing Adjustment shall be paid by Parent or Picasso, as the case may be, within five (5) Business Days after the date on which the Final Net Asset Amount is finally determined pursuant to this Section
3.15 by wire transfer of immediately available funds.

                 (c) Other than as provided in Section 3.15(f), all costs and expenses of Parent relating to determining the Final Net Asset Amount shall be paid by Parent and all costs and expenses of Picasso relating to determining the Final Net Asset Amount shall be paid by Picasso.

                 (d) Parent, its independent public accountants and its other representatives, shall have the right to review the books and records of the Company to audit the computation of the Final Net Asset Amount, including, without limitation, the determination of the applicable components thereof (the "Audit"). Any Audit shall be at Parent's sole cost and expense. Parent shall notify Picasso within thirty (30) days after receipt of the notice from Picasso setting forth the Final Net Asset Amount if it elects to conduct the Audit, and shall have thirty (30) days after receipt of the notice from Picasso setting forth the Final Net Asset Amount to conduct the Audit (the "Audit Period").

                 (e) If Parent objects to any aspect of the Final Net Asset Amount as initially determined by Picasso, Parent must deliver to Picasso a written notice of such objection (the "Parent's Objection Notice") setting forth in reasonable detail such objections prior to the termination of the Audit Period, or if Parent does not conduct an Audit, within thirty (30) days after receipt of the notice from Picasso setting forth the Final Net Asset Amount. If no Parent's Objection Notice is delivered to Picasso by Parent within the specified period, Parent shall be deemed to have accepted the Final Net Asset Amount delivered by Picasso. If a Parent's Objection Notice is delivered to Picasso by Parent within such specified period, Picasso shall have an additional seven (7) days after the date Picasso receives Parent's Objection Notice to object to Parent's objection by delivering written notice of such objection (the "Picasso's Objection Notice") to Parent. If Picasso does not deliver a Picasso's Objection Notice to Parent within such seven (7) day period, Picasso shall be deemed to have accepted Parent's objection to the Final Net Asset Amount and Picasso shall revise the Final Net Asset Amount in accordance with Parent's objections as set forth in Parent's Objection Notice. If Picasso does deliver a Picasso's Objection Notice to Parent within such seven (7) day period, Picasso and Parent shall use their respective reasonable best efforts to resolve all objections relating to the Final Net Asset Amount. If Picasso and Parent do not reach a final resolution of all such objections within thirty (30) days after delivery of Picasso's Objection Notice to Parent, Picasso and Parent shall submit the dispute to a mutually agreed upon accounting firm (which shall in any event not be Picasso's or Parent's independent accounting firm) (the "Independent Accounting Firm") for resolution. No other documents shall be submitted to the Independent Accounting Firm, either unilaterally or at the Independent Accounting Firm's request, unless such document is also simultaneously submitted to the other party. The Independent Accounting Firm's decision shall be rendered within thirty (30) days after submission. The determination of the Independent Accounting Firm shall be set forth in writing and shall be conclusive and binding upon Picasso and Parent. The Final Net Asset Amount shall be revised as appropriate to reflect the resolution of any such objections among the parties or by the Independent Accounting Firm.

                 (f) In the event Parent and Picasso submit a dispute on the Final Net Asset Amount to the Independent Accounting Firm for resolution as provided herein, Picasso and Parent shall pay for the fees and expenses of the Independent Accounting Firm as follows:

                           (i) if the Independent Accounting Firm resolves the
dispute in favor of Picasso, Parent shall be responsible for all of the fees and expenses of the Independent Accounting Firm;

                           (ii) if the Independent Accounting Firm resolves the
dispute in favor of Parent, Picasso shall be responsible for all of the fees and expenses of the Independent Accounting Firm; and

                            (iii) if the Independent Accounting Firm resolves
the dispute so that Parent and Picasso both prevail in part, the Independent Accounting Firm shall allocate the fees and expenses between Parent and Picasso.

         3.16 Contingent Cash Consideration. On the date that Parent achieves positive Pro Forma Earnings for two out of three consecutive fiscal quarters (the "Trigger Date") during the twelve full fiscal quarters immediately following the Effective Time, Parent shall pay to Picasso $1,500,000 of the Contingent Cash Consideration. On each three month anniversary of the Trigger Date, Parent shall pay to Picasso $1,125,000 of the Contingent Cash Consideration until the Contingent Cash Consideration is paid in full. Each such payment shall be unconditional and not subject to any defense, including, without limitation, set off or recoupment. The Contingent Cash Consideration shall accrue interest at the rate of 1.95625% per annum from and after the Trigger Date until paid.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                   OF PICASSO

         Picasso represents and warrants to Lion as of the date hereof and as of the Effective Time, as follows:

         4.1 Capitalization.

                 (a) The authorized capital stock of the Company consists of 1,000 shares of common stock, par value $0.001 per share (the "Company Common Stock"). As of the date hereof, there are outstanding 1,000 shares of Company Common Stock (the "Company Shares") and the Company has no other shares of capital stock authorized, issued or outstanding. All of the outstanding Company Shares have been duly authorized, validly issued and are fully paid and nonassessable.

                 (b) (i) There are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional shares of capital stock, nor are any such issuances or arrangements contemplated, (ii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof, (iii) the Company has not reserved any shares of capital stock for issuance pursuant to any stock option plan or similar arrangement, and (iv) the Company has no obligation (contingent or otherwise) to acquire any equity securities or other securities of any other Person or any direct or indirect equity or ownership interest in any other business.

         4.2 Ownership of Shares.


                 (a) The Company Shares represent all of the issued and outstanding shares of Company Common Stock;

                 (b) The Company Shares are owned of record and beneficially by Picasso, free and clear of any liens, claim, judgment, charge, mortgage, security interest, pledge, escrow or other encumbrance (collectively, "Encumbrances"); and

                  (c) Upon the Closing, Parent will have good and valid title to the Company Shares, free and clear of all Encumbrances, other than those caused to exist by Parent and restrictions imposed under applicable securities laws.

          4.3 Organization. Each of Picasso and the Company is a corporation duly organized, validly existing and in good standing under the DGCL. Except as set forth on Schedule 4.3, the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the nature of the property owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on the Picasso Media Business or the Company. Schedule 4.3 sets forth a true and complete list of all foreign jurisdictions in which the Company is so qualified or licensed and in good standing.

          4.4 Company Subsidiaries. The Company has no Subsidiaries and has no equity interest in any corporation, partnership, joint venture, limited liability company or other Person.

          4.5 No Violation; Consents. Except as set forth on Schedule 4.5, neither the execution, delivery or performance of this Agreement or any other Transaction Document to which it is a party by Picasso or the Company, nor the consummation by them of their respective obligations and transactions contemplated hereby or thereby requires any material consent of, authorization by, exemption from, filing with any Governmental Entity or any other Person, other than the filing of the Lion Certificate of Merger and the Company Certificate of Merger.

          4.6 Company Financial Statements. Picasso has caused to be delivered to Lion (i) an unaudited balance sheet of the Picasso Media Business as of December 31, 2001 (the "Company Balance Sheet"), (ii) unaudited statements of operations and cash flows of the Picasso Media Business for the year ended December 31, 2001, (iii) an unaudited balance sheet of the Picasso Media Business as of March 31, 2002 and (iv) unaudited statements of operations and cash flows of the Picasso Media Business for the quarter ended March 31, 2002 (collectively, the "Company Financial Statements"). The Company Financial Statements were prepared in conformity with GAAP (except for the absence of footnotes and year-end audit adjustments) and fairly present, in all material respects, the financial position and results of operations of the Company as of the dates, and for the periods, referred to therein. The accounts receivable of the Picasso Media Business as reflected in the Net Asset Amount (and to be reflected in the Final Net Asset Amount) arose in the ordinary course of business from bona fide transactions and, except as set forth on Schedule 4.6, are not subject to any setoff, counterclaim or defense other than as reflected in the applicable reserves as reflected in the Net Asset Amount (and to be reflected in the Final Net Asset

Amount). Except to the extent of the reserves to be reflected in the Final Net Asset Amount, all of the accounts receivable of the Picasso Media Business to be reflected in the Final Net Asset Amount are collectable in the ordinary course using commercially reasonable efforts.

          4.7 Title to Property and Assets; Condition and Sufficiency of Assets.


                 (a) The Company does not own any real property. As of the Closing, after consummation of the Assignment and Assumption Agreement, the Company will own its personal property and assets that it purports to own located in the facilities operated by the Company or reflected as owned in the Company Financial Statements and in the Net Asset Statement. All such personal property and assets will be owned free and clear of all Encumbrances, except Encumbrances which do not materially affect the value of such property or do not materially interfere with the use made of such property by the Company. With respect to any real property, the Company is not in material violation of any of its leases.

                 (b) Set forth on Schedule 4.7 hereto is a complete and accurate list of all leases, subleases, licenses and other agreements under which the Company uses or occupies or has the right to use or occupy any real property.

                 (c) Each of the Contribution Agreement and the Assignment and Assumption Agreement (i) is in full force and effect and is enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles and (ii) was duly and validly executed and delivered to the Company. Those items identified in the Contribution Agreement and the Assignment and Assumption Agreement have been duly and properly assigned by Picasso to the Company pursuant to such agreements.

                 (d) Except as set forth on Schedule 4.7, as of the Closing, after consummation of the Assignment and Assumption Agreement, the personal property and assets of the Company, including the Contracts set forth on
Schedule 4.11(a) and the Company Intellectual Property, will constitute all of the material assets, tangible and intangible, sufficient for the continued conduct of the Picasso Media Business immediately following the Closing in substantially the same manner as currently conducted.

         4.8 Authorization; Enforcement.

                 (a) Each of Picasso and the Company has all requisite corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by it of this Agreement and the other

Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby. No approval of the stockholders of Picasso is necessary to authorize this Agreement or any other Transaction Document or to consummate the transactions contemplated hereby and thereby.

                 (b) This Agreement and each other Transaction Document to which it is a party constitute the valid and binding obligation of Picasso and the Company, enforceable against Picasso and the Company, respectively, in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors' rights generally, and by general equitable principles.

         4.9 No Conflicts. The execution, delivery and performance of this Agreement and each other Transaction Document to which it is a party and the consummation of the transactions contemplated hereby and thereby will not
(a) result in a violation of the certificate of incorporation or bylaws of Picasso or the Company, as the case may be, (b) conflict with or result in the breach of the terms, conditions or provisions of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under, any agreement, lease, mortgage, license, indenture, instrument or other contract to which the Company is a party or by which its assets are bound which in the aggregate would have a Material Adverse Effect on the Company, (c) result in a material violation of any Law applicable to the Company or by which any material property or asset of the Company is bound or affected, (d) result in the creation of any Encumbrance upon or with respect to any of the Company's assets, or (e) cause any of the assets owned by the Company to be reassessed or revalued by any Tax authority or other Governmental Entity. Neither of Picasso nor the Company is in violation of its respective certificate of incorporation or bylaws. Except as set forth on Schedule 4.9, there are no Contracts between Picasso and the Company with respect to the Picasso Media Business that will be binding between Parent, Lion or the Company on one hand, and Picasso on the other hand, following the Effective Time.

         4.10 Intellectual Property.

                 (a) Except as set forth in Schedule 4.10, all of Picasso's registered trademarks, trademark applications and registered copyrights included in the Transferred Intellectual Property are valid and remain in good standing with all fees and filings due as of the date hereof duly paid and made, and the consummation of the transactions contemplated hereby will not alter or impair any such rights.

                 (b) The Transferred Intellectual Property contains only those items and rights which are: (i) owned by Picasso; (ii) in the public domain; or
(iii) rightfully used by Picasso pursuant to a valid and enforceable license or other agreement other than software programs which are readily commercially available or for which substitutes are available from more than one source (the "Company Licensed Intellectual Property"), the parties, date and term of each such license or other agreement being set forth on Schedule 4.10. Other than the Transferred Intellectual Property, which will be owned by the Company or Parent at the Closing, and the New Intellectual Property, the Company owns no material Intellectual Property.

                 (c) The documents under which the Company Licensed Intellectual Property is licensed to Picasso or the Company are valid and binding obligations of the Company or Picasso, as the case may be, enforceable in accordance with their terms, and there exists no event or condition which will result in a material violation or breach of, or constitute a material default by Picasso or the Company or, to Picasso's and the Company's knowledge, the other party thereto, under any such document.

                 (d) Except as set forth on Schedule 4.10:

                           (i) immediately following the Closing, the Company or
Parent will own or have the right to use the Transferred Intellectual Property and the Company Licensed Intellectual Property (collectively, the "Company Intellectual Property") free and clear of all Encumbrances;

                           (ii) neither Picasso nor the Company has received
written notice from any third party regarding any actual or potential infringement or misappropriation by Picasso or the Company of the Intellectual Property of that or another third party that is material to the Picasso Media Business;

                           (iii) neither Picasso nor the Company has received
written notice from any Person regarding any assertion or claim challenging the validity of any Company Intellectual Property; and

                           (iv) neither Picasso nor the Company has knowledge of
any basis for any assertion or claim involving Intellectual Property against the Company, or any assertion or claim challenging the validity of any Company Intellectual Property, which, with respect to each of the foregoing individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company.

                 (e) To Picasso's and the Company's knowledge, the Company Intellectual Property as now used by the Company or Picasso with regard to the Picasso Media Business does not infringe on any Intellectual Property of any third party, anywhere in the world. Except as set forth on Schedule 4.10, all of the material owned Company Intellectual Property has not been cancelled, expired or abandoned. To Picasso's and the Company's knowledge, there is no unauthorized use, infringement or misappropriation of any Company Intellectual Property by any third party or employee. Neither Picasso nor the Company has agreed, except in the ordinary course of business, to indemnify any Person for or against any infringement with respect to any item of the Company Intellectual Property.

                 (f) The execution or delivery of this Agreement by Picasso and the Company, or performance of their obligations hereunder, will not cause the diminution, termination or forfeiture of any of a material portion of the Company Intellectual Property.

                 (g) The trade secrets incorporated in the Company Intellectual Property (i) have been maintained, subject to reasonable measures, to protect the confidentiality thereof; and (ii) have been disclosed to only those third parties who have a "need to know" the contents thereof and who have executed nondisclosure agreements with Picasso or the Company which contain reasonable measures to protect the confidentiality thereof.

                 (h) Other than as set forth in Schedule 4.10, the Company does not owe any royalties or other payments to third parties in respect of the Company Intellectual Property.

                 (i) All personnel, including employees, agents, consultants and contractors, who have contributed to or participated in the conception and/or development of the Company Intellectual Property, have executed customary nondisclosure agreements and those Persons (other than employees of Picasso) who have significantly contributed to the development of the Company Intellectual Property either (i) have been a party to a "work-for-hire" arrangement with the Company in accordance with applicable Law, or (ii) have executed appropriate instruments of assignment in favor of the Company as assignee that have conveyed to the Company ownership of all tangible and intangible property thereby arising.

         4.11 Contracts.


                 (a) Schedule 4.11(a) contains a complete and accurate list of:

                           (i) the 100 largest publisher customers, based on
revenues for the Picasso Media Business for the year 2002 through May 31, 2002, which made up 75% of the revenues for the Picasso Media Business during such period;

                           (ii) each Contract that was not entered into by the
Company in the ordinary course of business and that involves expenditures or receipts in excess of $50,000;

                           (iii) each lease, rental or occupancy agreement,
license, installment and conditional sale agreement, and other Contract affecting the Company's ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $50,000 and with terms of less than one (1) year);

                           (iv) each joint venture, partnership, and other
Contract involving a sharing of profits, losses, costs or liabilities by the Company with any other Person, other than those relating to site-sharing arrangements;

                           (v) each Contract containing covenants that in any
way purport to restrict the business activity of the Company or limit the freedom of the Company to engage in any line of business or to compete with any Person, or to solicit any Person;

                           (vi) each power of attorney with respect to the
Company that is currently effective and outstanding;

                           (vii) each Contract for capital expenditures by the
Company in excess of $50,000;

                           (viii) each material written warranty, guaranty, and
or other similar undertaking with respect to contractual performance extended by the Company with respect to the site-sharing arrangements, other than in the ordinary course of business;

                           (ix) each Contract under which the Company has
created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness or under which the Company has imposed (or may impose) a security interest or other Encumbrance upon any of the Company's assets to secure indebtedness;

                           (x) any Contract not made in the ordinary course of
business that is material to the Company; and

                           (xi) each amendment, supplement, and modification
(whether oral or written) in respect of any of the foregoing, except as would not have a Material Adverse Effect on the Company.

                  (b) Except as set forth in Schedule 4.11(b), each Contract identified or required to be identified in Schedule 4.11(a) is in full force and effect and is valid and enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally or by equitable principles.

                  (c) Except as set forth on Schedule 4.11(c), each Contract required to be disclosed pursuant to Section 4.11(a) is a valid and binding agreement of the Company and is in full force and effect, and the Company is entitled to receive all benefits thereunder. Neither of the Company nor, to Picasso's or the Company's knowledge, any other party thereto is in default in any material respect under the terms of any Contract required to be disclosed pursuant to Section 4.11(a), nor has any event or circumstance occurred that, with notice or lapse of time or both, would constitute any material default or give others any rights of termination, amendment or acceleration or cancellation thereunder. No party to any Contract required to be disclosed pursuant to
Section 4.11(a), during the twelve-month period preceding the date hereof, has made any written threat to Picasso or the Company to cancel or otherwise terminate its relationship with Picasso (as to the Picasso Media Business) or the Company.

         4.12 Absence of Certain Developments. Except as set forth on Schedule 4.12, since December 31, 2001 and until the date of this Agreement, neither Picasso nor the Company suffered any change or development which has had a Material Adverse Effect on the Company. Since December 31, 2001 and until the date of this Agreement, each of Picasso and the Company has conducted the Picasso Media Business in the ordinary and usual course consistent with past practices and has not (a) sold, leased, transferred or otherwise disposed of any of the assets (other than dispositions in the ordinary course of business consistent with past practices), (b) suffered any loss, damage or destruction, whether or not covered by insurance, which has had a Material Adverse Effect on the Company, (c) made any change in the accounting methods or practices it follows, whether for general financial or tax purposes,
(d) incurred, created or suffered to exist any Encumbrances on its assets, other than Encumbrances which do not interfere with the ordinary conduct of the Picasso Media Business and which do not detract materially from the value of the property to which they attach or which do not impair materially the use thereof by the Picasso Media Business, (e) made or obligated itself to make any capital expenditures in excess of $50,000 individually or in the aggregate, (f) entered into any Contract requiring the Company to make payments in excess of $50,000 per annum, individually or in the aggregate, other than in the ordinary course of business consistent with past practices, (g) paid any dividends, whether in cash or property, on account of, or repurchased any of, the Company Common Stock, (h) paid or increased any bonuses, salaries, or other compensation to any stockholder, director, officer, or employee or entered into any employment, severance, or similar Contract with any Potentially Transferred Employee, in each case other than in the ordinary course of business, (i) cancelled or waived any claims or rights with a value to the Company in excess of $50,000, or (j) entered into any agreement to do any of the foregoing.

         4.13 No Undisclosed Liabilities. Except as set forth on Schedule 4.13 and in the Company Financial Statements, since December 31, 2001, neither Picasso (with respect to the Picasso Media Business) nor the Company has incurred any liabilities of any kind, character and description, whether accrued, absolute, secured or unsecured, known or unknown, contingent or otherwise other than (i) liabilities incurred in the ordinary course of business consistent with past practice, and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the Company Financial Statements.

         4.14 Litigation. Except as set forth on Schedule 4.14, there is no claim, action, proceeding, lawsuit, inquiry, arbitration or investigation before or by any court, public board, arbitrator, governmental body, agency or official, self-regulatory organization or body including, without limitation, the SEC or the NASD, pending or, to the knowledge of Picasso or the Company, threatened against or affecting the Company, or its respective assets or properties or its respective directors or officers in their capacities as such, or pending or, to the Company's or Picasso's knowledge, threatened against Picasso with respect to, or otherwise affecting, the Picasso Media Business. Neither Picasso nor the Company are subject to any outstanding order, ruling, judgment or decree that would have a Material Adverse Effect on the Company or could prevent or materially delay the consummation of the transactions contemplated hereby.

         4.15 Compliance with Laws.

                 (a) Except as set forth on Schedule 4.15, the Picasso Media Business is not being nor has it been conducted in violation of any Law, except for violations that, either singly or in the aggregate, would not have a Material Adverse Effect on the Company.

                 (b) Except as set forth on Schedule 4.15, neither Picasso nor the Company has received any written (or to Picasso's knowledge, oral) notification from any Governmental Entity (i) asserting a violation of any Law applicable to the conduct of the Picasso Media Business, (ii) threatening to revoke any Permit relating to the Company's business, assets or properties, or the Picasso Media Business or (iii) materially restricting or limiting the Company's operations as currently conducted.

                 (c) Except as set forth on Schedule 4.15, the Company has such licenses, permits, exemptions, consents, waivers, authorizations, orders and approvals from appropriate Governmental Entities ("Permits") as are necessary to own, lease, license or operate its properties and to conduct its businesses as currently owned and conducted and all such Permits are valid and in full force and effect, except such Permits that the failure to have or to be in full force and effect could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

         4.16 Taxes.


                 (a) Except as disclosed on Schedule 4.16, the Company (i) has filed or there has been filed on its behalf, within the time and in the manner prescribed by Law (taking into account any extensions of time permitted by Law), all Tax Returns with respect to Taxes of the Company and all such Tax Returns are true, complete and correct in all material respects, (ii) has timely paid or there has been paid on its behalf all Taxes of the Company that are required to be paid, except with respect to matters contested in good faith and as to which adequate cash reserves have been provided, (iii) has not waived any statute of limitations with respect to Taxes of the Company or agreed to any extension of time within which to file any such Tax Return for any taxable period, which such Tax Return has not since been filed or to extend the period for the assessment or collection of any Taxes of the Company, and (iv) has provided adequate accruals in its financial statements for the payment of all Taxes of the Company not yet due and payable (including deferred income taxes).

                 (b) Except as disclosed on Schedule 4.16, (i) there are no liens for Taxes upon the assets of the Company except for statutory liens for Taxes not yet due, (ii) there are not pending or threatened in writing any audits, examinations, investigations, or other proceedings in respect of Taxes or Tax Returns of the Company, (iii) no power of attorney with respect to any Taxes of the Company is currently outstanding, pending or otherwise in effect with the IRS or any other Governmental Entity and (iv) all Tax deficiencies which have been claimed, proposed or asserted against the Company have been fully paid or finally settled.

                 (c) Except as disclosed on Schedule 4.16, the Company is not a party to or bound by, nor does it have, any obligation under any written Tax sharing, allocation, indemnity or similar agreement or arrangement currently effective under which the Company would be required to pay income Taxes of any Person other than the Company.

                 (d) Neither Picasso nor any of its Affiliates has taken any action or knows of any fact that is reasonably likely to prevent or impede the Lion Merger and the

Company Merger from qualifying as exchanges within the meaning of Section 351 of the Code. Without limiting the foregoing, the Company has no plan or intention to merge, consolidate or transfer any of its assets to Lion or any of its Subsidiaries after the Effective Time.

         4.17 Employee Relations.

                 (a) "Company Employee Benefit Plan" shall mean a plan, arrangement, agreement or program that is: (i) a profit-sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, welfare, or incentive plan, agreement or arrangement, whether or not funded and whether or not terminated, (ii) an agreement with respect to employment, severance, or other benefits with any current employees, officers, directors, consultants, or agents, (iii) a personnel policy or fringe benefit plan, policy, program or arrangement providing for benefits or perquisites to current employees, officers, directors, consultants, or agents, whether or not funded, and whether or not terminated, including, without limitation, benefits relating to automobiles, clubs, vacation, child care, parenting, sabbatical, sick leave, severance, medical, dental, hospitalization, life insurance and other types of insurance, or (iv) any other "employee benefit plan" as defined under Section 3(3) of ERISA, whether or not funded and whether or not terminated, each which covers the Potentially Transferred Employees.

                 (b) Schedule 4.17 lists the name of each Company Employee Benefit Plan contributed to, maintained or sponsored by Picasso, the Company or any of their Subsidiaries, to which any of them is obligated to contribute or has any liability or potential liability, whether direct or indirect, including all Company Employee Benefit Plans contributed to, maintained or sponsored by each member of the controlled group of corporations, within the meaning of Sections 414(b), 414(c), 414(m), 414(o), and 414(t) of the Code, of which Picasso, the Company or any of their Subsidiaries is a member (the "Controlled Group of Corporations").

                 (c) Except as expressly contained in the Final Net Asset Amount and as provided in this Agreement, there are no Company Employee Benefit Plans with respect to which liability or potential liability, whether direct or indirect, could be imposed on Lion, Parent or the Company on or after the Closing.

                 (d) With respect to the Potentially Transferred Employees, neither Picasso, the Company, any Controlled Group of Corporations, or any of their Subsidiaries have ever maintained, contributed to, or had any obligation to contribute to (or borne any liability with respect to) any (1) "employee pension benefit plan" within the meaning of Section 3(2) of ERISA, subject to
Section 412 of the Code, Section 302 of ERISA, or Title IV of ERISA; (2) "multiple employer plan" within the meaning of the Code or ERISA; (3) "multiemployer plan" as defined in Section 4001(a)(3) or 3(37) of ERISA, (4) plan of the type described in Sections 4063 and 4064 of ERISA or in Section 413 of the Code (and regulations promulgated thereunder), (5) plan that provides health, life insurance, accident or other "welfare-type" benefits to current or future retirees or former employees or directors, their spouses or dependents, other than required by

Section 4980B of the Code; (6) multiple employer welfare association within the meaning of Section 3(40) of ERISA; or (7) "voluntary employee benefit association" within the meaning of Section 501(c)(g) of the Code.

                 (e) Set forth on Schedule 4.17 are the total number and strike price of the stock options to the shares of Picasso that have been granted to the Potentially Transferred Employees and that are outstanding as of the date of this Agreement. All of the stock options referenced on Schedule 4.17 to the extent they have not vested at the time a Potentially Transferred Employee becomes an employee or Lion or Parent, as the case may be, will terminate at or prior to such time.

                 (f) Each Potentially Transferred Employee's name is listed on
Schedule 4.17, together with the following information, in each case as of the date of this Agreement: (1) job title, (2) current compensation paid or payable,
(3) the date of their last increase in compensation, (4) accrued leave (all paid leave including, but not limited to sick, vacation, etc.) liability, (5) service credited for purposes of vesting or eligibility to participate under any of the Company Benefit Plans.

         4.18 Brokers. Except as set forth on Schedule 4.18, there is no broker, investment banker, financial advisor, finder or other Person which has been retained by or is authorized to act on behalf of Picasso who might be entitled to any fee or commission from the Company, Parent or Lion in connection with the execution of this Agreement.

         4.19 Insurance. Picasso has in force fire, casualty, product liability and other insurance policies sufficient in amount to allow it to replace any of its material properties or assets which might be damaged or destroyed or sufficient to cover liabilities to which the Company may reasonably become subject.

         4.20 Labor Relations. Except as set forth on Schedule 4.20, and except as would not have a Material Adverse Effect on the Company: (i) neither Picasso, the Company, nor any of their Subsidiaries are party to, or bound by, any collective bargaining agreement or any other agreements with a labor union with respect to the Potentially Transferred Employees, nor are any Potentially Transferred Employees represented by any labor organization with respect to their employment with Picasso, the Company or any of their Subsidiaries; (ii) to the knowledge of Picasso, the Company or any of their Subsidiaries, there has been no labor union prior to the date hereof organizing any of the Potentially Transferred Employees into one or more collective bargaining units; (iii) neither Picasso, the Company nor any of their Subsidiaries has received notice that any certification or representation petition respecting the Potentially Transferred Employees has been filed with the National Labor Relations Board or any other labor relations tribunal or authority; (iv) there is not now, and there has not been in the last two years, any actual or threatened labor dispute, strike, slowdown or work stoppage which affects or may affect the business of the Company or the Picasso Media Business or which may interfere with its continued operations; (v) to the knowledge of Picasso, the Company or any of their Subsidiaries, neither Picasso, the Company nor any of their Subsidiaries has committed any unfair labor practice as defined in the National Labor

Relations Act, as amended, with respect to the Potentially Transferred Employees; and (vi) neither Picasso, the Company, nor any of their Subsidiaries has received written notice of any investigation, charge or complaint against Picasso or the Company pending before the Equal Employment Opportunity Commission or any other federal or state government agency or court or other tribunal regarding an unlawful employment practice with respect to the Potentially Transferred Employees.

         4.21 Corporate Records. Copies of the certificate of incorporation of the Company and of the bylaws of the Company, heretofore delivered to Lion are true and complete copies of such instruments as amended to the date of this Agreement. Such certificate of incorporation and bylaws are in full force and effect.

         4.22 Investment Representations and Warranties. Picasso understands that the Securities have not been, and will not upon issuance be, registered under the Securities Act, and that the certificates evidencing the Securities shall bear a legend to that effect.

         4.23 Acquisition for Own Account. Picasso is acquiring the Securities for its own account for investment and not with a view toward distribution in a manner which would violate the Securities Act.

         4.24 Ability to Protect Its Own Interests. Picasso represents that by reason of the business and financial experience of its management, Picasso has the capacity to protect its own interests in connection with the investment in the Securities.

         4.25 Accredited Investor. Picasso represents that it is an "accredited investor" as that term is defined in Regulation D promulgated under the Securities Act.

         4.26 No Acceleration of Vesting. The Company is not a party to any agreement or understanding (including, without limitation, stock options, leases or credit agreements) which provides for acceleration or other changes in the vesting provisions or other terms of such agreements or understandings as a result of either the transactions contemplated by this Agreement or a Change of Control of the Company.

         4.27 Privacy Policy. Picasso, with respect to the Picasso Media Business, (i) discloses its data protection practices on its corporate Web site and has done so since December 31, 2001; (ii) is, and has been since December 31, 2001, in compliance with such posted data protection practices; and (iii) offers Internet users the opportunity to opt out from receiving its ad serving cookies.

                                   ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF LION

         Lion represents and warrants to Picasso as of the date hereof and as of the Effective Time, as follows:

         5.1 Capitalization.


                 (a) The authorized capital stock of Lion consists of 53,333,333 shares of common stock, par value $0.001 per share ("Lion Common Stock"), and 6,998,000 shares of preferred stock, par value $0.001 per share (the "Lion Preferred Stock"). As of the date hereof, there are outstanding 24,996,944 shares of Lion Common Stock and no shares of Lion Preferred Stock and Lion has no other shares of capital stock authorized, issued or outstanding. All of the outstanding shares of capital stock of Lion have been duly authorized validly issued and are fully paid and nonassessable.

                 (b) Except as set forth on Schedule 5.1(b), (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of Lion or any Subsidiary of Lion, or arrangements by which Lion or any Subsidiary of Lion is or may become bound to issue additional shares of capital stock, nor are any such issuances or arrangements contemplated, (ii) there are no agreements or arrangements under which Lion or any Subsidiary of Lion is obligated to register the sale of any of its securities under the Securities Act (except as provided in the Registration Rights Agreement), (iii) neither Lion nor any of its Subsidiaries has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof and (iv) neither Lion nor any Subsidiary of Lion has reserved any shares of capital stock for issuance pursuant to any stock option plan or similar arrangement. The capitalization of Lion as of the date hereof, including, without limitation, the authorized capital stock; the number of shares issued and outstanding; a list, prepared to Lion's knowledge based solely upon public filings with the SEC, of any stockholders who own five percent (5%) or more of Lion's capital stock; and the number of shares issuable and reserved for issuance pursuant to Lion's stock option plans or outstanding warrants and the names of the holders of such options and warrants and the vesting and exercise price of such options and warrants is set forth on Schedule 5.1(b)(iv). There are no securities or instruments containing antidilution or similar provisions that will be triggered by the issuance of the Securities in accordance with the terms of this Agreement.

                 (c) Immediately following the Lion Merger the capitalization of Parent will be identical to that of Lion, as set forth in this Section 5.1, and the shares of Parent Common Stock will have identical rights, preferences and privileges as the shares of Lion Common Stock had prior to the Effective Time.

         5.2 Due Issuance and Authorization of Capital Stock. The issuance and delivery of the Securities to Picasso pursuant to the terms hereof will vest in Picasso good and valid title to such Securities. Upon the issuance and delivery of the Securities to Picasso pursuant to the terms hereof, such Securities will be duly authorized, validly issued, fully paid and non-assessable, free and clear of all Encumbrances other than those caused to exist by Picasso and restrictions imposed under applicable securities Laws.

         5.3 Organization. Each of Lion, Parent, Parent 251 Sub and Acquisition Sub is a corporation duly organized, validly existing and in good standing under the DGCL. Each of Lion, Parent, Parent 251 Sub and Acquisition Sub is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the nature of the property owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on Lion, Parent, Parent 251 Sub or Acquisition Sub. Lion has its principal place of business and chief executive office at 4499 Glencoe Way, Marina del Rey, California 90292. Schedule 5.3 sets forth a true and complete list of all foreign jurisdictions in which Lion is so qualified or licensed and in good standing.

         5.4 Subsidiaries.

                 (a) Schedule 5.4(a) contains a complete list of all Subsidiaries of Lion and the jurisdiction of their incorporation. Each Subsidiary of Lion is duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation, has all corporate power and authority and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except for those the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Lion and such Subsidiaries taken as a whole. Each Subsidiary of Lion is duly qualified to do business and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on Lion and such Subsidiaries taken as a whole. Schedule 5.4(a) also sets forth a true and complete list of all foreign jurisdictions in which the Subsidiaries of Lion are so qualified or licensed and in good standing. Except as set forth on Schedule 5.4(a), all of the outstanding shares of capital stock of each of Lion's Subsidiaries are validly issued, fully paid and nonassessable, and all such shares are owned by Lion or another Subsidiary of Lion free and clear of any liens, claims or Encumbrances and not subject to any option or right to purchase any such shares. Lion has no other equity interest in any corporation, partnership, joint venture, limited liability company or other Person, except as set forth in
Schedule 5.4(a).

                 (b) There are (i) no outstanding securities convertible into, exchangeable for or carrying the right to acquire any class of securities of Lion's Subsidiaries (whether from Lion, its Subsidiaries or otherwise), or subscriptions, warrants, options, rights or other arrangements or commitments of any kind that relate to or require the issuance, sale or other disposition or transfer of any of such Subsidiaries' respective equity securities (whether or not presently issued) or any interest therein, (ii) no arrangements by which Lion is or may become bound to cause to be issued additional shares of capital stock of any its Subsidiaries, nor are any such issuances or arrangements contemplated, and (iii) no obligations (contingent or otherwise) of any of Lion's Subsidiaries to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof.

         5.5 No Violation; Consents. Except as set forth on Schedule 5.5, neither the execution, delivery or performance of this Agreement or any other Transaction Document to which it is a party by Lion, nor the consummation by it of the obligations and transactions contemplated hereby or thereby requires any consent of, authorization by, exemption from, filing with any Governmental Entity or any other Person, other than (i) the filings under applicable securities Laws required to comply with Lion's registration obligations under the Registration Rights Agreement, (ii) the filing of the Lion Certificate of Merger and the Company Certificate of Merger, and (iii) any filings required pursuant to federal or state securities Laws. Nothing in Lion's certificate of incorporation or otherwise requires a vote of Lion's stockholders in order to authorize a merger with or into a single direct or indirect wholly-owned Subsidiary of Lion pursuant to Section 251(g) of the DGCL.

         5.6 Financial Statements. The Lion Financial Statements, as contained in the applicable SEC Document, were prepared in conformity with GAAP (except, in the case of the unaudited interim financials, for the absence of footnotes and year-end audit adjustments) and fairly present, in all material respects, the financial position and results of operations of Lion as of the dates, and for the periods, referred to therein. Without limiting the immediately preceding sentence, the revenues recorded in the books and records of Lion and reflected in the Lion Financial Statements comply with the principles of revenue recognition of GAAP, Staff Accounting Bulletins 101, 101A and 101B and other applicable authoritative literature and guidance. The accounts receivable of Lion arose in the ordinary course of business from bona fide transactions and are not subject to any setoff, counterclaim or defense other than as reflected in the applicable reserves on the Lion Balance Sheet.

         5.7 [Intentionally Omitted].

         5.8 Title to Property and Assets; Condition of Assets. Neither Lion nor any of its Subsidiaries owns any real property. Each of Lion and its Subsidiaries owns the personal property and assets they each purport to own located in the facilities operated by each of them or reflected as owned in the Lion Financial Statements. All such personal property and assets are owned free and clear of all Encumbrances, except Encumbrances which do not materially affect the value of such property or do not materially interfere with the use made of such property by Lion and its Subsidiaries. With respect to any real property, Lion is not in material violation of any of its leases.

         5.9 Public Company Status.


                 (a) Lion has previously delivered to Picasso its annual report on Form 10-K for the year ended December 31, 2001 as filed with the SEC on May 16, 2002, its quarterly report on Form 10-Q/A for the quarter ended March 31, 2002 as filed with the SEC on June 11, 2002, its quarterly report on Form 10-Q/A for the quarter ended September 30, 2001 as filed with the SEC on June 11, 2002, its quarterly report on Form 10-Q/A for the quarter ended June 30, 2001 as filed with the SEC on June 11, 2002, its quarterly report on Form 10-Q/A for the quarter ended March 31, 2001 as filed with the SEC on June 11, 2002, and its quarterly report on Form 10-Q/A for the quarter ended

September 30, 2000 as filed with the SEC on June 11, 2002 (collectively, the "SEC Documents"). Except as set forth on Schedule 5.9, as of their respective dates, the SEC Documents complied with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of Lion included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto, or (b) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of Lion and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to immaterial year-end audit adjustments). Without limiting the immediately preceding sentence, the revenues recorded in the books and records of Lion and reflected in the SEC Documents comply with the principles of revenue recognition of GAAP, Staff Accounting Bulletins 101, 101A and 101B and other applicable authoritative literature and guidance.

                 (b) Except as set forth on Schedule 5.9, Lion is in compliance with all NASD maintenance listing standards in order for Lion Common Stock to be quoted for trading on the Nasdaq National Market.

         5.10 Authorization; Enforcement.


                 (a) Each of Lion, Parent, Parent 251 Sub and Acquisition Sub has all requisite corporate power and authority to enter into this Agreement and the Transaction Documents to which it is a party and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by it of this Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby. No approval of the stockholders of Lion or Parent is necessary to authorize this Agreement or any other Transaction Document or to consummate the transactions contemplated hereby and thereby.

                 (b) This Agreement and each of the other Transaction Documents to which it is a party constitute the valid and binding obligation of Lion, Parent, Parent 251 Sub and Acquisition Sub, enforceable against Lion, Parent, Parent 251 Sub and Acquisition Sub, respectively, in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors' rights generally, and by general equitable principles.


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



         5.11 No Conflicts. The execution, delivery and performance of this Agreement and each other Transaction Document to which it is a party and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities) will not (a) result in a violation of the certificate of incorporation or bylaws of Lion, Parent, Parent 251 Sub or Acquisition Sub, as the case may be, (b) conflict with or result in the material breach of the terms, conditions or provisions of or constitute a material default (or an event which with notice or lapse of time or both would become a default) under, or give rise to any right of termination, acceleration or cancellation under, any agreement, lease, mortgage, license, indenture, instrument or other contract to which Lion or any of its Subsidiaries is a party which affect their assets or business to a material extent or by which their assets are bound, which in the aggregate would have a Material Adverse Effect on Lion (c) result in a material violation of any Law applicable to Lion or any of its Subsidiaries or by which any material property or asset of Lion or any of its Subsidiaries is bound or affected, (d) result in the creation of any Encumbrance upon or with respect to any of Lion's assets or any of the assets of any of its Subsidiaries, or (e) cause any of the assets owned by Lion or any of its Subsidiaries to be reassessed or revalued by any Tax authority or other Governmental Entity. Neither Lion nor any Subsidiary is in violation of its certificate of incorporation or bylaws, and neither Lion nor any Subsidiary is in default (and no event has occurred which, with notice or lapse of time or both, would cause Lion or any Subsidiary to be in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which Lion or any Subsidiary is a party.

         5.12 Intellectual Property.

                 (a) Except as set forth in Schedule 5.12, all of Lion's registered trademarks, trademark applications and registered copyrights are valid and remain in good standing with all fees and filings due as of the date hereof duly paid and made.

                 (b) The documents under which Intellectual Property is licensed to Lion are valid and binding obligations of Lion, enforceable in accordance with their terms, and there exists no event or condition which will result in a material violation or breach of, or constitute a material default by Lion or, to Lion's knowledge, the other party thereto, under any such document.

                 (c) Except as set forth on Schedule 5.12:

                           (i) Lion or a Subsidiary of Lion owns or has the
right to use all material Intellectual Property owned by Lion or its Subsidiaries (the "Lion Owned Intellectual Property") and all material Intellectual Property used but not owned by Lion or its Subsidiaries (the "Lion Licensed Intellectual Property" and, together with the Lion Owned Intellectual Property, the "Lion Intellectual Property") free and clear of all Encumbrances;

                           (ii) neither Lion nor any Subsidiary of Lion has
received written notice from any third party regarding any actual or potential infringement or


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misappropriation by Lion or any Subsidiary of Lion of the Intellectual Property
of that or another third party;

                           (iii) neither Lion nor any Subsidiary of Lion has
received written notice from any Person regarding any assertion or claim challenging the validity of any Lion Intellectual Property; and

                           (iv) neither Lion nor any Subsidiary of Lion has
knowledge of any basis for any assertion or claim involving Intellectual Property against Lion or any Subsidiary of Lion, or any assertion or claim challenging the validity of any Lion Intellectual Property, which, with respect to each of the foregoing individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Lion or any Subsidiary of Lion.

                 (d) To Lion's or any Lion Subsidiary's knowledge, the Lion Intellectual Property as now used by Lion or any Subsidiary of Lion does not infringe on any Intellectual Property of any third party, anywhere in the world. All of the material owned Lion Intellectual Property has not been cancelled, expired or abandoned. To Lion's or any Lion Subsidiary's knowledge, there is no unauthorized use, infringement or misappropriation of any Lion Intellectual Property by any third party or employee. Neither Lion nor any Lion Subsidiary has agreed, except in the ordinary course of business, to indemnify any Person for or against any infringement with respect to any item of the Lion Intellectual Property.

                 (e) The trade secrets incorporated in the Lion Intellectual Property (i) have been maintained subject to reasonable measures to protect the confidentiality thereof; and (ii) have been disclosed to only those third parties who have a "need to know" the contents thereof and who have executed nondisclosure agreements with Lion or any Subsidiary of Lion which contain reasonable measures to protect the confidentiality thereof.

         5.13 Contracts. Schedule 5.13 contains a complete and accurate list of:

                 (a) each Contract containing covenants that in any way purport to restrict the business activity of Lion or limit the freedom of Lion to engage in any line of business or to compete with any Person;

                 (b) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing, except as would not have a Material Adverse Effect on Lion;

                 (c) each Contract that was not entered into by Lion's Subsidiaries in the ordinary course of business and that involves expenditures or receipts in excess of $50,000; and

                 (d) any Contract that was entered into by Lion or any of its Subsidiaries with any current or former Affiliate, director, officer or stockholder of Lion or affiliates thereof and that involves expenditures or receipts in excess of $50,000.





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


         5.14 Right of First Refusal; Voting and Registration Rights. Except as set forth on Schedule 5.14, no party has any right of first refusal, right of first offer, preemptive right, right of co-sale or other similar right regarding Lion's or Parent's securities. Except as set forth on Schedule 5.14, there are no provisions of the certificate of incorporation or bylaws of Lion or Parent or any of their Subsidiaries, no agreements to which Lion or Parent or any of their Subsidiaries is a party and no agreements by which Lion or Parent, any of their Subsidiaries or the Securities are bound, which (a) may affect or restrict the voting rights of Picasso with respect to the Securities in its capacity as a stockholder of Lion or Parent, (b) restrict the ability of Picasso or any successor thereto or assignee or transferee thereof, to transfer the Securities,
(c) would adversely affect Lion's, Parent's or Picasso's right or ability to consummate the transactions contemplated by this Agreement or comply with the terms of the other Transaction Documents to which it is a party and the transactions contemplated hereby or thereby, (d) require the vote of more than a majority of the issued and outstanding shares of Lion Common Stock or Parent Common Stock, voting together as a single class, to take or prevent any corporate action, or (e) entitle any party to nominate or elect any director of Lion or Parent or require any of Lion's or Parent's stockholders to vote for any such nominee or other Person as a director of Lion or Parent, in each case, except as provided for in or contemplated by this Agreement or the Transaction Documents.

         5.15 Absence of Certain Developments. Except as set forth on Schedule 5.15, since December 31, 2001 and until the date of this Agreement, neither Lion nor its Subsidiaries have suffered any change or development which has had a Material Adverse Effect on Lion. Except as set forth on Schedule 5.15, since December 31, 2001 and until the date of this Agreement, Lion and its Subsidiaries have conducted their business in the ordinary and usual course consistent with past practices and have not (a) sold, leased, transferred or otherwise disposed of any of the assets (other than dispositions in the ordinary course of business consistent with past practices), (b) terminated or amended in any material respect any material Contract to which Lion or any of its Subsidiaries is a party or to which it is bound or to which its properties are subject, (c) suffered any loss, damage or destruction, whether or not covered by insurance, which have had a Material Adverse Effect, (d) made any change in the accounting methods or practices it follows, whether for general financial or tax purposes, (e) since March 31, 2002, entered into any Contract requiring Lion or any of its Subsidiaries to make payments in excess of $100,000 per annum, individually or in the aggregate, other than in the ordinary course of business consistent with past practices, (f) declared or paid any dividends, whether in cash or property, on account of, or repurchased any of, Lion Common Stock, (g) cancelled or waived any claims or rights with a value to Lion in excess of $50,000, or (h) entered into any agreement to do any of the foregoing.

         5.16 No Undisclosed Liabilities. Except as set forth on Schedule 5.16 and in the Lion Financial Statements, since March 31, 2002, neither Lion nor any of its Subsidiaries has incurred any liabilities of any kind, character and description, whether accrued, absolute, secured or unsecured, known or unknown, contingent or otherwise other than (i) liabilities incurred in the ordinary course of business, consistent with past practice, and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the Lion Financial Statements.

         5.17 Litigation. Except as set forth on Schedule 5.17, there is no claim, action, proceeding, lawsuit, inquiry, arbitration or investigation before or by any court, public board, arbitrator, governmental body, agency or official, self-regulatory organization or body including, without limitation, the SEC or the NASD, pending or, to the knowledge of Lion, threatened against or affecting Lion, any Subsidiary of Lion, or their respective assets or properties or their respective directors or officers in their capacities as such. Neither Lion nor any Subsidiary is subject to any outstanding order, ruling, judgment or decree that would have a Material Adverse Effect on Lion or could prevent or materially delay the consummation of the transactions contemplated hereby.

         5.18 Compliance with Laws.


                 (a) The business of Lion and its Subsidiaries is not being nor has it been conducted in violation of any Law, except for violations that, either singly or in the aggregate, would not have a Material Adverse Effect on Lion.

                 (b) Neither Lion nor any Subsidiary of Lion has received any written (or to Lion's knowledge, oral) notification from any Governmental Entity
(i) asserting a violation of any Law applicable to the conduct of its business,
(ii) threatening to revoke any Permit relating to Lion's business, assets or properties or (iii) materially restricting or limiting its operations as currently conducted or proposed to be conducted.

                 (c) Except as set forth on Schedule 5.18, each of Lion and its Subsidiaries has such Permits as are necessary to own, lease, license or operate their properties and to conduct their businesses as currently owned and conducted and all such Permits are valid and in full force and effect, except such Permits that the failure to have or to be in full force and effect could not, individually or in the aggregate, have a Material Adverse Effect on Lion.

         5.19 Taxes.

                 (a) Except as disclosed on Schedule 5.19, Lion and each of its Subsidiaries (i) has filed or there has been filed on its behalf, within the time and in the manner prescribed by Law (taking into account any extensions of time permitted by Law), all Tax Returns with respect to Taxes and all such Tax Returns are true, complete and correct in all material respects, (ii) has timely paid all Taxes that are required to be paid, except with respect to matters contested in good faith and as to which adequate cash reserves have been provided, (iii) has not waived any statute of limitations with respect to Taxes or agreed to any extension of time within which to file any Tax Return for any taxable period, which such Tax Return has not since been filed or to extend the period for the assessment or collection of any Taxes, and (iv) has provided adequate accruals in its financial statements for the payment of all Taxes not yet due and payable (including deferred income taxes).

                 (b) Except as disclosed on Schedule 5.19, (i) there are no liens for Taxes upon the assets of Lion or any of its Subsidiaries except for statutory liens for Taxes not yet due, (ii) there are not pending or threatened in writing any audits, examinations, investigations, or other proceedings in respect of Taxes or Tax Returns of Lion or any of its Subsidiaries, (iii) no power of attorney with respect to any Taxes is currently outstanding, pending or otherwise in effect with the IRS or any other Governmental Entity, and (iv) all Tax deficiencies which have been claimed, proposed or asserted against Lion or any of its Subsidiaries have been fully paid or finally settled.

                 (c) Except as disclosed on Schedule 5.19, neither Lion nor any of its Subsidiaries is a party to or bound by or has any obligation under any written Tax sharing, allocation, indemnity or similar agreement or arrangement currently effective under which Lion or any of its Subsidiaries would be required to pay income Taxes of any Person other than Lion or any of its Subsidiaries.

                 (d) Neither Lion nor any of its Affiliates has taken any action or knows of any fact that is reasonably likely to prevent or impede the Lion Merger and the Company Merger from qualifying as exchanges within the meaning of
Section 351 of the Code. Without limiting the foregoing, none of Parent, Lion or any of their Affiliates have any plan or intention to cause the Company to merge, consolidate or transfer any of its assets to Lion or any of its Subsidiaries after the Effective Time.

         5.20 Employee Relations. There have been no material violations of ERISA, the Code or other applicable Law relating to any bonus, deferred compensation, pension, retirement, profit sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, employment or severance contracts, health and medical insurance plans, life insurance and disability insurance plans, other material employee benefit plans, contracts or arrangements which cover employees or former employees of Lion or its Subsidiaries including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of ERISA (the "Lion Employee Benefit
Plans"). Lion has timely filed all documents notes and reports (including IRS Form 5500) for each such Lion Employee Benefit Plan with all applicable governmental authorities and has timely furnished all required documents to the participants or beneficiaries of each such Lion Employee Benefit Plans.

         5.21 Brokers. Except as set forth on Schedule 5.21, there is no broker, investment banker, financial advisor, finder or other Person which has been retained by or is authorized to act on behalf of Lion, Parent, Parent 251 Sub, Acquisition Sub or their Affiliates who might be entitled to any fee or commission in connection with the execution of this Agreement. Schedule 5.21 accurately identifies the broker, investment banker, financial advisor, finder or other Person and describes the amount and terms of their fees and commissions.

         5.22 Insurance. Lion and each of its Subsidiaries has in force fire, casualty, directors and officers, product liability and other insurance policies sufficient in amount to allow it to replace any of its material properties or assets which might be damaged or destroyed or sufficient to cover liabilities to which Lion or its Subsidiaries may reasonably become subject. Lion has delivered to Picasso true and complete copies of all policies of insurance, as set forth on Schedule 5.22, to which Lion or its Subsidiaries is a party or under which Lion or its Subsidiaries, the assets of Lion or its Subsidiaries or any officer or director of Lion or its Subsidiaries, is or has been covered at any time since January 28, 2000. Except as set forth in Schedule 5.22, all policies to which Lion or any of its Subsidiaries is a party or that provide coverage relating to the assets of Lion or its Subsidiaries, Lion, its Subsidiaries or any director or officer of Lion or its Subsidiaries (a) are valid, outstanding and enforceable and (b) are issued by an insurer that is financially sound and reputable. Lion and its Subsidiaries have each paid all premiums due, and have otherwise performed all of their respective obligations, under each policy to which each is a party or that provides coverage to Lion, its Subsidiaries, the assets of Lion or its Subsidiaries or a director or officer of Lion or its Subsidiaries.

         5.23 Labor Relations. Except as set forth on Schedule 5.23, (i) Lion or its Subsidiaries are neither party to, nor bound by, any collective bargaining agreement or any other agreements with a labor union and (ii) to Lion's knowledge, there has been no labor union prior to the date hereof organizing any employees of Lion or its Subsidiaries into one or more collective bargaining units.

         5.24 Corporate Records.

                 (a) Copies of the respective certificates of incorporation of Lion and its Subsidiaries, and of the bylaws of Lion and its Subsidiaries, heretofore delivered to Picasso are true and complete copies of such instruments as amended to the date of this Agreement. Such certificates of incorporation and bylaws are in full force and effect.

                 (b) Schedule 5.24 contains complete copies of all material written correspondence received from any stockholder who is the beneficial owner of 5% or more of Lion's outstanding capital stock, and Lion's responses thereto since December 31, 2001.

         5.25 Investment Representations and Warranties. Each of Lion and Parent understands that the Company Shares have not been, and will not upon issuance be, registered under the Securities Act, and that the certificates evidencing the Company Shares shall bear a legend to that effect.

         5.26 Acquisition for Own Account. Each of Lion and Parent is acquiring the Company Shares for its own account for investment and not with a view toward distribution in a manner which would violate the Securities Act.

         5.27 Ability to Protect Its Own Interests. Each of Lion and Parent represents that by reason of the business and financial experience of its management, they have the capacity to protect their own interests in connection with the acquisition of the Company Shares.

         5.28 Accredited Investor. Each of Lion and Parent represents that it is an "accredited investor" as that term is defined in Regulation D promulgated under the Securities Act.

         5.29 [Intentionally Omitted].

         5.30 Issuances Exempt. Assuming the truth and accuracy of the representations and warranties of Picasso contained in Article IV hereof, the offer, sale and issuance of the Securities will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified (or are exempt from registration or qualification) under the registration, permit or qualification requirements of all applicable state securities Laws.

         5.31 No Integrated Offering. Neither Lion, nor any of its Affiliates or any other Person acting on Lion's behalf, has directly or indirectly engaged in any form of general solicitation or general advertising with respect to the Securities nor have any of such Persons made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration of the Securities under the Securities Act or cause this offering of the Securities to be integrated with any prior offering of securities of Lion for purposes of the Securities Act.

         5.32 Parent, Acquisition Sub and Parent 251 Sub. All of the outstanding capital stock of Parent is owned by Lion free and clear of any Encumbrance or any agreement with respect thereto. All of the outstanding capital stock of Acquisition Sub and Parent 251 Sub is owned by Parent free and clear of any Encumbrance or any agreement with respect thereto. Since the date of its incorporation, none of Parent, Acquisition Sub or Parent 251 Sub has engaged in any activity of any nature except in connection with or as contemplated by this Agreement.

         5.33 No Acceleration of Vesting. Lion is not a party to any agreement or understanding (including, without limitation, stock options, leases or credit agreements) which provides for acceleration or other changes in the vesting provisions or other terms of such agreements or understandings as a result of the transactions contemplated by this Agreement.

         5.34 Privacy Policy. Lion and each of its Subsidiaries (i) discloses its data protection practices on its corporate Web site and has done so since December 31, 2001; (ii) is, and has been since December 31, 2001, in compliance with such posted data protection practices; and (iii) offers Internet users the opportunity to opt out from receiving its ad serving cookies.

                                   ARTICLE VI

                              CONDITIONS TO CLOSING

         6.1 Conditions of Picasso's Obligations. The obligations of Picasso and the Company under this Agreement are subject to the fulfillment prior to or on the Effective Time of all of the following conditions, any of which may be waived in whole or in part by Picasso:

                  (a) Representations and Warranties. The representations and warranties of Lion, Parent, Parent 251 Sub and Acquisition Sub contained in this

Agreement shall be true and correct in all material respects (or in all respects for any representation and warranty qualified as to materiality or material adverse effect) on and as of the Effective Time, as if made at the Effective Time, except to the extent that any such representation or warranty is made as of a certain date, in which case it shall be true and correct as of such certain date.

                  (b) Covenants. Lion, Parent, Parent 251 Sub and Acquisition Sub shall have performed in all material respects all of their respective covenants and obligations hereunder required to be performed by it at or prior to the Effective Time, other than their respective covenants and obligations under Section 8.8 which shall have been performed in all respects.

                  (c) Laws; Injunctions. There shall not be any statute, rule, regulation, injunction, order or decree, enacted, enforced, promulgated, entered, issued or deemed applicable to this Agreement or the transactions contemplated hereby (or in the case of any statute, rule or regulation, awaiting signature or reasonably expected to become Law), by any court, government or governmental authority or agency or legislative body, domestic or foreign, that would have a Material Adverse Effect on Lion or Parent at or after the Effective Time.

                  (d) Certificate of Officer. Lion shall have delivered to Picasso a certificate dated the Closing Date, executed by an appropriate officer, certifying the satisfaction of the conditions specified in paragraphs
(a) and (b) of this Section 6.1.

                  (e) Registration Rights Agreement. Parent shall have executed and delivered the Registration Rights - Agreement.

                  (f) Stockholders Agreement. Parent shall have executed and delivered the Stockholders Agreement.

                  (g) Addendum to DART Agreement. Parent shall have executed and delivered the Addendum to DART Agreement.

                  (h) Supporting Documents. Picasso shall have received the following:

                           (i) Copies of resolutions of the board of directors
of each of Lion, Acquisition Sub, Parent and Parent 251 Sub, as the case may be, certified by the Secretary or other authorized officer of Lion, Acquisition Sub, Parent and Parent 251 Sub, as the case may be, authorizing and approving, the execution, delivery and performance of the Transaction Documents to which each of Lion, Acquisition Sub, Parent and Parent 251 Sub, as the case may be, is a party and all other documents and instruments to be delivered pursuant hereto and thereto;

                           (ii) A certificate of incumbency executed by the
Secretary of each of Lion, Acquisition Sub, Parent and Parent 251 Sub, as the case may be (A) certifying the names, titles and signatures of the officers authorized to execute the Transaction Documents to be executed by Lion, Acquisition Sub, Parent and Parent 251 Sub, as the case may be, and (B) further certifying that the certificate of incorporation and the bylaws of each of Lion, Acquisition Sub, Parent and Parent 251 Sub, as the case may be, delivered to Picasso at the time of the execution of this Agreement have been validly adopted and have not been amended or modified; and

                           (iii) Certificates of good standing with respect to
Lion, Acquisition Sub, Parent and Parent 251 Sub and their Subsidiaries issued by the jurisdiction of incorporation and the jurisdictions listed on Schedules
5.3 and 5.4(a) and copies of the respective certificates of incorporation of Lion, Acquisition Sub, Parent and Parent 251 Sub and their Subsidiaries, each certified by the relevant authority in the jurisdiction of its incorporation.

                  (i) Consents and Waivers. Each of Lion, Parent, Parent 251 Sub and Acquisition Sub shall have obtained all material consents or waivers necessary to execute and perform its obligations under this Agreement and the other Transaction Documents to which it is a party, to issue the Securities and to carry out the transactions contemplated hereby and thereby. All corporate and other action and governmental filings necessary to effectuate the terms of this Agreement, the other Transaction Documents to which it is a party, the Securities and other agreements and instruments executed and delivered by Lion, Parent, Parent 251 Sub and Acquisition Sub in connection herewith shall have been made or taken.

                  (j) Composition of Board of Directors. At the Effective Time, Parent's board of directors shall be composed of William M. Apfelbaum, Mitchell Cannold, Christopher J. Cardinali, Geoffry Handler, Bruce Redditt, Peter Sealey, Lisa Simpson and the DoubleClick Designee. Parent and the DoubleClick Designee shall have entered into Parent's director's indemnification agreement providing for indemnification of the DoubleClick Designee to the fullest extent permitted by Law.

                  (k) Material Adverse Effect. No Material Adverse Effect on Lion shall have occurred.

                  (l) Nasdaq Delisting and Listing. Lion Common Stock or Parent Common Stock, as the case may be, shall not have been delisted from the Nasdaq National Market by The Nasdaq Stock Market, Inc. and Lion or Parent, as the case may be, shall not be subject to any delisting hearing before The Nasdaq Stock Market, Inc. Parent shall have listed the Parent Common Stock for quotation on the Nasdaq National Market and Parent shall not be in violation of the continued listing standards of the Nasdaq National Market (other than the engagement of an independent auditor which will be concluded within ten days of the Effective
Time).

                  (m) Intentionally Omitted.

                  (n) Advisor Engagement. Parent shall have executed an engagement letter to the effect set forth on Exhibit I hereto.

                  (o) Expanded Investigation. None of the following shall have occurred: (i) any referral by the SEC to any Governmental Entity that has criminal

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enforcement powers concerning Lion, or (ii) an actual further restatement of
Lion's financial statements contained in the SEC Documents.

                  (p) Termination or Waiver of Rights Under Stock Purchase and Stockholders Agreement. Lion shall have terminated the Stock Purchase and Stockholders Agreement, dated as of September 14, 1998, among Lion, William Apfelbaum, a New York resident, and the other parties thereto or obtained waivers of any rights of the parties thereto with respect to the issuance of the Securities or any other rights which would be applicable to the transactions contemplated by this Agreement without such waiver.

                  (q) Transition Services Agreement. Parent shall have executed and delivered the Transition Services Agreement.

                  (r) Insurance. Parent shall have obtained insurance coverage substantially similar to that currently maintained by Lion, including, without limitation, directors and officers coverage and general liability coverage.

         6.2 Conditions of Lion's Obligations. The obligations of Lion, Parent, Parent 251 Sub and Acquisition Sub under this Agreement are subject to the fulfillment prior to or on the Effective Time of all of the following conditions, any of which may be waived in whole or in part by Lion:

                  (a) Representations and Warranties. The representations and warranties of Picasso and the Company contained in this Agreement shall be true and correct in all material respects (or in all respects for any representation and warranty qualified as to materiality or material adverse effect) on and as of the Effective Time, as if made at the Effective Time, except to the extent that any such representation or warranty is made as of a certain date, in which case it shall be true and correct as of such certain date.

                  (b) Covenants. Picasso and the Company shall have performed in all material respects all of their respective covenants and obligations hereunder required to be performed by them at or prior to the Effective Time.

                  (c) Laws; Injunctions. There shall not be any statute, rule, regulation, injunction, order or decree, enacted, enforced, promulgated, entered, issued or deemed applicable to this Agreement or the transactions contemplated hereby (or in the case of any statute, rule or regulation, awaiting signature or reasonably expected to become Law), by any court, government or governmental authority or agency or legislative body, domestic or foreign, that would have a Material Adverse Effect on the Company at or after the Effective Time.

                  (d) Certificate of Officer. Picasso shall have delivered to Lion a certificate dated the Closing Date, executed by an appropriate officer, certifying the satisfaction of the conditions specified in paragraphs (a) and
(b) of this Section 6.2.

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                  (e) Registration Rights Agreement. Picasso shall have executed and delivered the Registration Rights Agreement.

                  (f) Stockholders Agreement. Picasso shall have executed and delivered the Stockholders Agreement.

                  (g) Addendum to DART Agreement. Picasso shall have executed and delivered the Addendum to DART Agreement.

                  (h) Supporting Documents. Lion shall have received the following:

                           (i) Copies of resolutions of the boards of directors
of Picasso or the Company, as the case may be, certified by the Secretary or other authorized officer of Picasso or the Company, as the case may be, authorizing and approving, the execution, delivery and performance of the Transaction Documents to which Picasso or the Company, as the case may be, is a party and all other documents and instruments to be delivered pursuant hereto and thereto;

                           (ii) A certificate of incumbency executed by the
Secretary of Picasso or the Company, as the case may be, (A) certifying the names, titles and signatures of the officers authorized to execute the Transaction Documents to be executed by Picasso or the Company, as the case may be, and (B) further certifying that the certificate of incorporation and bylaws of Picasso and the Company, as the case may be, delivered to Lion at the time of the execution of this Agreement have been validly adopted and have not been amended or modified; and

                           (iii) Certificates of good standing with respect to
Picasso and the Company issued by the jurisdiction of incorporation and for the Company the jurisdictions listed on Schedule 4.3 and copies of the respective certificates of incorporation, of Picasso and the Company each certified by the Secretary of State of the State of Delaware.

                  (i) Consents and Waivers. Each of Picasso and the Company shall have obtained all material consents or waivers necessary to execute and perform its obligations under this Agreement and the other Transaction Documents to which it is a party, and to carry out the transactions contemplated hereby and thereby. All corporate and other action and governmental filings necessary to effectuate the terms of this Agreement, the other Transaction Documents to which it is a party, and other agreements and instruments executed and delivered by Picasso and the Company in connection herewith shall have been made or taken.

                  (j) Material Adverse Effect. No Material Adverse Effect on the Company or the Picasso Media Business shall have occurred.

                  (k) Net Asset Calculation. Picasso shall have delivered the Net Asset Statement and all other documentation required under Section 3.14.

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                  (l) Transferred Intellectual Property. Picasso and the Company
shall have executed the Contribution Agreement, and Picasso shall have conveyed to the Company all of Picasso's right, title and interest in and to the Transferred Intellectual Property and the New Intellectual Property pursuant to the Assignment and Assumption Agreement.

                  (m) Transition Services Agreement. Picasso shall have executed and delivered the Transition Services Agreement.

                  (n) Insurance. Parent shall have obtained insurance coverage substantially similar to that currently maintained by Lion, including, without limitation, directors and officers coverage and general liability coverage.

                                  ARTICLE VII

                      COVENANTS OF PICASSO AND THE COMPANY

         7.1 Interim Covenants. From the date of this Agreement until the earlier to occur of the Effective Time or the termination of this Agreement in accordance with its terms, except to the extent expressly permitted by this Agreement or otherwise consented to by an instrument in writing signed by Lion, Picasso and the Company shall operate the Company's business and the Picasso Media Business, in and only in, the ordinary course consistent with past practice. Without limiting the generality of the foregoing, except as set forth on Schedule 7.1, the Company shall not, without the prior written consent of
Lion:

                  (a) Adopt or propose any change in its certificate of incorporation or bylaws;

                  (b) Merge or consolidate with any other entity or acquire all or substantially all of the assets of any other entity;

                  (c) Issue or sell any stock, bonds, or other securities of which the Company is the issuer or grant, issue or change any stock options, warrants or other rights to purchase securities of the Company;

                  (d) Amend any term of any outstanding securities of the Company;

                  (e) Sell, lease or dispose of or make any contract for the sale, lease or disposition of or subject to lien or security interest or any other Encumbrance any of its properties or assets, other than in the ordinary and usual course of its business, consistent with past practice and with the representations and warranties contained herein, and not in breach of any of the provisions of this Section 7.1, in each case for a consideration at least equal to the fair value of such property or asset;

                  (f) Grant any salary increase or bonus to, or increase the draw of, any of its officers, directors, employees or agents, or enter into any new, or amend or alter any existing, employment, bonus, incentive compensation, deferred compensation, profit

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sharing, retirement, severance, pension, stock option, group insurance, death benefit or other fringe benefit plan, trust agreement or other similar or dissimilar arrangement, or any employment or consulting agreement;

                  (g) Incur any indebtedness or borrowings, whether or not in the ordinary course of its business, or issue any commercial paper;

                  (h) Enter into any leases of real property or any material leases of equipment or make any capital expenditures, capital additions or capital improvements;

                  (i) Enter into any Contract (i) in which any Affiliate of the Company has any beneficial interest; or (ii) which grants any exclusive rights of any type with respect to the Picasso Media Business other than an exclusive site agreement (e.g. select and/or brand contracts);

                  (j) Redeem, purchase or otherwise acquire, directly or indirectly, any shares of its capital stock or debt securities or any option, warrant or other right to purchase or acquire any such shares, or declare or pay any dividend or other distribution (whether in cash, stock or other property) with respect to its capital stock;

                  (k) Create, incur or assume any liability, except in the ordinary course of business consistent with past practices; or postpone or defer the creation, incurrence, or assumption of any liability that would otherwise be created, incurred or assumed in the ordinary course of business absent the execution of this Agreement;

                  (l) Pay or apply any of its assets to the direct or indirect payment, discharge, satisfaction or reduction of any amount, directly or indirectly, to or for the benefit of Picasso or any Affiliate thereof;

                  (m) Split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

                  (n) Acquire or negotiate for the acquisition of (by merger, consolidation, purchase of a substantial portion of assets or otherwise) any business or the start-up of any new business, or otherwise acquire or agree to acquire all or a substantial portion of the assets of such business;

                  (o) Commit a breach of or amend (other than in the ordinary course of business consistent with past practice) or terminate any Contract listed on Schedule 4.11(a) hereto (other than an expiration in accordance with its terms or a termination due to a material breach by the counter-party), permit, license or other right;

                  (p) Enter into any transaction (i) with an Affiliate of the Company or Picasso or with any officer or director of the Company or Picasso,
(ii) outside the ordinary course of business consistent with past practice or
(iii) prohibited hereunder;

                  (q) Transfer to any Person any rights to the Transferred Intellectual Property, other than immaterial licenses in the ordinary course of business consistent with past practice;

                  (r) Terminate or waive any right of substantial value, whether under any Contract or otherwise; or

                  (s) Agree to do any of the foregoing.

         7.2 Notification of Certain Matters. From the date hereof through the Effective Time, Picasso shall promptly notify Lion of the occurrence or non occurrence of any fact or event which has caused or could reasonably likely cause (x) any representation or warranty made by it or the Company in this Agreement or the other Transaction Documents to which Picasso or the Company is a party to be untrue or inaccurate in any material respect at any time or (y) any covenant, condition or agreement under this Agreement or the other Transaction Documents to which Picasso or the Company is a party not to be complied with or satisfied by it in any material respect; provided, however, that no such notification shall modify the representations or warranties of any party or the conditions to the obligations of any party hereunder.

         7.3 Non-Competition and Non-Solicitation.

                  (a) For a two year period commencing at the Effective Time, Picasso shall not, directly or indirectly, through any Subsidiary, Affiliate or otherwise, (i) as a principal or for its own or another's account, alone or in association with any other Person, or through any form of ownership in, any Person engage (directly or indirectly) in any business anywhere in the United States and Canada (other than a passive investment in AdLINK Internet Media AG), that competes with the Picasso Media Business as conducted at the Effective Time, or (ii) call upon any Transferred Employee, for the purpose or with the intent of enticing such Transferred Employee away from or out of the employ of Parent or any of its Subsidiaries; provided, however, that Picasso may employ any person who (i) initially contacts it without solicitation, directly or indirectly, by it or (ii) responds to any general media or Web solicitation of employment or engagement by it or to any solicitation or inquiry from a recruiter by it, provided that such person is not specifically identified or targeted by it for such solicitation or inquiry. Notwithstanding the foregoing,
(i) upon a Change of Control of Picasso, such restriction shall not apply to Picasso's acquiror (of stock, assets or the business of Picasso) to the extent that such acquiror's then-existing or planned activities at the time of such Change of Control would otherwise violate the terms of this Section 7.3 and (ii) such restriction shall not apply to the activities of any Person whose stock, assets or business are acquired by Picasso or one or more of its Subsidiaries after the Effective Time to the extent of such activities as of the date of the acquisition by Picasso or such Subsidiary or Subsidiaries.

                  (b) If any provision contained in this Section 7.3 shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Section 7.3, but this Section 7.3 shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. It is the intention of the parties that if any of the restrictions or covenants contained herein is held to cover a geographic area or to be for a length of time which is not permitted by applicable Law, or in any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under applicable Law, a court of competent jurisdiction shall construe and interpret or reform this Section 7.3 to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable Law. Picasso acknowledges that Parent and Lion would be irreparably harmed by any breach of this Section 7.3 and that there would be no adequate remedy at Law or in damages to compensate Parent and Lion for any such breach. Picasso agrees that Parent and Lion shall be entitled, in addition to any other available remedy, to injunctive relief requiring specific performance by Picasso of this Section 7.3 without the necessity of proving actual damages or the posting of a bond, and Picasso consents to the entry thereof.

                  (c) The existence of any claim or cause of action of Picasso against Parent or Lion or its Subsidiaries, whether predicated on this Agreement, the Transaction Documents, or otherwise, shall not constitute a defense to the enforcement by Parent or Lion of this Section 7.3. It is understood by the parties hereto that the covenants contained in this Section
7.3 are essential elements of this Agreement and that, but for the agreement of Picasso to comply with such covenants, Parent and Lion would not have agreed to enter into this Agreement. Picasso hereby agrees that all covenants contained in this Section 7.3 are reasonable and valid and waives all defenses to the strict enforcement hereof by Parent or Lion. Picasso hereby agrees that the covenants set forth in this Section 7.3 are a material and substantial part of the transactions contemplated by this Agreement.

         7.4 Audited Financial Statements. Picasso shall obtain an audit of the Company's financial statements for a period not to exceed the three (3) most recent fiscal years as required by Law for inclusion in a current report on Form 8-K to be filed by Parent or Lion; provided, however, that Lion will pay one half of the cost of such audit, up to US$125,000.

         7.5 Interim Financials. From the date of this Agreement until the earlier to occur of the Effective Time or the termination of this Agreement in accordance with its terms, Picasso shall provide to Lion, within 30 days of the end of each fiscal month (commencing with the fiscal month ended June 30, 2002), an unaudited balance sheet of the Picasso Media Business as of the end of such fiscal month and unaudited statements of operations and cash flows of the Picasso Media Business for the fiscal month then-ended. Such interim financial statements shall be prepared in accordance with GAAP (except for the absence of footnotes and year-end audit adjustments) and shall fairly present, in all material respects, the financial position and results of operations of the Company as of the date, and for the period, referred to therein.

         7.6 Tax-Free Qualification. Each of Picasso and its Affiliates shall use its best efforts not to, and shall use its best efforts not to permit any of its Subsidiaries to, take any action (including any action otherwise permitted by this Article VII) that would prevent or impede the Lion Merger and the Company Merger from qualifying as exchanges under Section 351 of the Code, including, without limitation, any action for a period of one year following the Effective Time that would cause Company to merge, consolidate or transfer any of its assets to Lion or any of its Subsidiaries.

         7.7 No Shop. Picasso shall not, directly or indirectly, and shall cause its Representatives not to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing nonpublic information), any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to an acquisition of all or any part of the Company or the Picasso Media Business, whether by purchase of assets, exclusive license, joint venture formation, purchase of securities (whether debt or equity and including, without limitation, securities convertible into or exchangeable for shares of capital stock), business combination, merger, consolidation, liquidation, dissolution or otherwise. Furthermore, Picasso shall not, and shall not permit any of its Representatives to, engage in any negotiations concerning any such transaction with, or provide information to, any Person other than Lion or Parent and their respective Representatives with a view to engaging, or preparing to engage, that Person with respect to any matters in this Section 7.7.

         7.8 Cross-Referrals. Picasso agrees for a two year period commencing at the Effective Time, if reasonably appropriate under the circumstances, to use its commercially reasonable efforts to promote the products and services of Lion and the Company (to the extent such products and services are not offered by Picasso), and to refer prospective or potential clients of Picasso seeking to use media services as such services may be provided from time to time by Lion or the Company, in exchange for Lion or the Company making the referrals to Picasso contemplated by Section 8.12 hereof.

         7.9 Key Employees. In the event that either of the key employees identified on Schedule 7.9 fail to commence employment with Parent as of the Closing in violation of their employment agreements (which employment agreements shall be executed by Parent at or prior to the date hereof and shall not be terminated by Parent at or prior to the Closing), then (x) Parent need not comply with the first sentence of Section 8.5(a) and (y) without affecting
Section 8.5(e) hereof, Picasso shall be liable for any severance to any of the Transferred Employees who are terminated within two (2) months of the Effective Time.

         7.10 Settlement. Picasso shall comply with Schedule 7.10.

                                  ARTICLE VIII

          COVENANTS OF LION, PARENT, PARENT 251 SUB AND ACQUISITION SUB

         8.1 Interim Covenants. From the date of this Agreement until the earlier to occur of the Effective Time or the termination of this Agreement in accordance with its terms, except to the extent expressly permitted by this Agreement or otherwise consented

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


to by an instrument in writing signed by Picasso and Lion, Lion shall keep Lion's business and shall cause the business of its Subsidiaries to be conducted as it is presently being conducted. Without limiting the generality of the foregoing, neither Lion nor any of its Subsidiaries shall, without the prior written consent of Picasso:

                  (a) Adopt or propose any change in its certificate of incorporation or bylaws; provided, that the foregoing shall not preclude Parent or Lion from issuing any preferred stock already authorized under its certificate of incorporation;

                  (b) Merge or consolidate Lion or Parent with any other entity;

                  (c) Issue or sell any stock, bonds, or other securities of which Lion is the issuer or grant, issue or change any stock options, warrants or other rights to purchase securities of Lion or any of its Subsidiaries, other than (i) the issuance of stock options to employees as part of an incentive compensation package in the ordinary course of business and where the strike price is at least equal to fair market value on the date of grant or (ii) the issuance of Lion's securities in the acquisition of any business;

                  (d) Settle or agree to settle any litigation;

                  (e) Amend any term of any outstanding securities of Lion or any of its Subsidiaries; or

                  (f) Agree to do any of the foregoing.

         8.2 Notification of Certain Matters. From the date hereof through the Effective Time, Lion shall promptly notify Picasso of the occurrence or non occurrence of any fact or event which has caused or could reasonably likely cause (x) any representation or warranty made by it or Acquisition Sub in this Agreement or the other Transaction Documents to which Lion or Acquisition Sub is a party to be untrue or inaccurate in any material respect at any time or (y) any covenant, condition or agreement under this Agreement or the other Transaction Documents to which Lion or Acquisition Sub is a party not to be complied with or satisfied by it in any material respect; provided, however, that no such notification shall modify the representations or warranties of any party or the conditions to the obligations of any party hereunder.

         8.3 Non Competition.

                  (a) For a one year period commencing at the Effective Time, neither Parent nor any of its Subsidiaries shall, directly or indirectly, (i) as a principal or for its own or another's account, alone or in association with any other Person, or through any form of ownership in any Person engage (directly or indirectly) in the use, development, licensing, sale or distribution of any technology, product or service that performs ad-management, serving and tracking on behalf of Persons (other than Parent and its Subsidiaries) that serves the same or substantially similar purpose as Lion's "adMonitor" technology business purchased from Lion by Picasso pursuant to that certain Asset Purchase Agreement, dated as of October 1, 2001, by and between Picasso and Lion, or (ii) call upon any employee of Picasso, for the purpose or with the intent of enticing such employee away from or out of the employ of Picasso; provided, however, that Parent may employ any person who (i) initially contacts it without solicitation, directly or indirectly, by it or (ii) responds to any general media or Web solicitation of employment or engagement by it or to any solicitation or inquiry from a recruiter by it, provided that such person is not specifically identified or targeted by it for such solicitation or inquiry. Notwithstanding the foregoing, (i) upon a Change of Control of Parent, Lion or the Company, such restriction shall not apply to Parent's acquiror (of stock, assets or the business of Picasso) to the extent that such acquiror's then-existing activities at the time of such Change of Control would otherwise violate the terms of this
Section 8.3, (ii) Parent and its Subsidiaries shall be permitted to perform (A) such activities in connection with their respective media sales and (B) such activities permitted under the DART Agreement, as amended by the Addendum to DART Agreement, and (iii) after October 1, 2002, such restriction shall not apply to the activities of any Person whose stock, assets or business are acquired by Parent or one or more of its Subsidiaries after the Effective Time to the extent of such activities as of the date of the acquisition by Parent or such Subsidiary or Subsidiaries.

                  (b) If any provision contained in this Section 8.3 shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Section 8.3, but this Section 8.3 shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. It is the intention of the parties that if any of the restrictions or covenants contained herein is held to cover a geographic area or to be for a length of time which is not permitted by applicable Law, or in any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under applicable Law, a court of competent jurisdiction shall construe and interpret or reform this Section 8.3 to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable Law. Parent acknowledges that Picasso would be irreparably harmed by any breach of this Section 8.3 and that there would be no adequate remedy at Law or in damages to compensate Picasso for any such breach. Parent agrees that Picasso shall be entitled, in addition to any other available remedy, to injunctive relief requiring specific performance by Picasso of this
Section 8.3 without the necessity of proving actual damages or the posting of a bond, and Parent consents to the entry thereof.

                  (c) The existence of any claim or cause of action of Parent against Picasso, whether predicated on this Agreement, the Transaction Documents, or otherwise, shall not constitute a defense to the enforcement by Picasso of this Section 8.3. It is understood by the parties hereto that the covenants contained in this Section 8.3 are essential elements of this Agreement and that, but for the agreement of Parent to comply with such covenants, Picasso would not have agreed to enter into this Agreement. Parent hereby agrees that all covenants contained in this Section 8.3 are reasonable and valid and waives all defenses to the strict enforcement hereof by Picasso. Parent hereby agrees that the covenants set forth in this Section 8.3 are a material and substantial part of the transactions contemplated by this Agreement.

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         8.4 AdLink. Parent shall comply with the provisions of Article 16 of that certain Business Purchase Agreement, dated as of November 12, 2001, by and among Picasso, AdLINK Internet Media AG and certain other parties and that certain Amended and Restated Strategic Cooperation Agreement, dated as of June 11, 2002, between Picasso and AdLINK Internet Media AG; provided, however, that from and after the date hereof, Picasso shall work in good faith and use commercially reasonable efforts (but shall not be required to pay money) to assist Parent, Lion and the Company in seeking a release from such obligations in favor of Parent, Lion and the Company.

         8.5 Employee Benefits Matters.

                  (a) At or before the Effective Time, Lion shall extend offers, on the terms and conditions set forth below, of employment in accordance with
Schedule 8.5, but subject to Section 7.9. None of such offers shall be withdrawn prior to the Closing. Any offers of employment shall be for a substantially similar position as the Potentially Transferred Employees held immediately prior to the Effective Time and for the same base salary or regular wage and target bonus and commissions, if applicable, as such Potentially Transferred Employees received immediately prior to the Effective Time; provided, however, that on and after the first anniversary of the Closing such base salary or regular wage and all other compensation and benefits shall be otherwise determined in the sole discretion of the Company Surviving Corporation or the Lion Surviving Corporation or any of their respective successors or assigns. Lion may, in compliance with applicable Law, interview and conduct background investigations with respect to all Potentially Transferred Employees, and Picasso will not take any action that would impede, hinder, interfere or otherwise compete with Lion's effort to hire any Potentially Transferred Employees. Potentially Transferred Employees who accept Lion's offer of employment and commence such employment with the Company Surviving Corporation upon the Effective Time are heretofore and hereinafter collectively referred to as the "Transferred Employees." Upon Potentially Transferred Employees becoming Transferred Employees, Picasso shall provide the personnel records of such Transferred Employees to the Company Surviving Corporation; provided, however, that Picasso shall have no obligation to provide such records in the event that the provision of such records is prohibited by applicable Law without the consent of the Transferred Employees and such consent cannot be reasonably obtained.

                  (b) If within one hundred eighty (180) days following the Effective Time, Lion or Parent shall hire a Potentially Transferred Employee to which Picasso or the Company paid severance and for which it did not receive reimbursement under Section 8.5(a), Lion and Parent shall be required to promptly reimburse Picasso for such severance.

                  (c) Picasso shall have the right to terminate, at or after the date hereof, and prior to the Closing Date any and all Potentially Transferred Employees, including any such Potentially Transferred Employee who does not commence employment with the Company Surviving Corporation upon the Effective Time (the "Terminated Picasso Employees"). Picasso shall be liable for any severance to any Terminated Picasso Employees, if any, under the applicable severance plan of Picasso as a result of any such termination. Except as expressly provided in Section 8.5(e) (but subject to Section 7.9), Picasso shall be solely responsible for any and all payments and obligations under Picasso's benefit plans for any Potentially Transferred Employees (other than paid time off with respect to Transferred Employees).

                  (d) The Lion Surviving Corporation shall recognize each of the Transferred Employees' service with Picasso prior to the Effective Time as service with the Lion Surviving Corporation in connection with any pension plan, 401(k) savings plan or other employee benefit plans (including vacations and holidays) maintained and made available by the Lion Surviving Corporation following the Effective Time in which such Transferred Employees elect to participate solely for purposes of any waiting period, vesting, eligibility and benefit entitlement (but excluding benefit accruals other than vacation accruals to the extent such vacation accruals are reflected in the Final Net Asset Amount). Picasso acknowledges and agrees that the Lion Surviving Corporation does not, and shall not be obligated after the Effective Time to, maintain any employee stock purchase plan, 401(k) matching plan, jury pay, tuition reimbursement program, parental leave program or sabbatical program. The Lion Surviving Corporation shall cause any welfare benefit plan that such employees may be eligible to participate in after the Effective Time maintained by the Lion Surviving Corporation, to the extent not prohibited by applicable Laws, to waive any preexisting condition limitation, exclusion or waiting period for Transferred Employees and their dependents, to the same extent such limitations, exclusions or waiting periods were satisfied, covered or waived under similar Company Employee Benefit Plans prior to the Effective Time. Parent or the Company Surviving Corporation or the Lion Surviving Corporation shall also recognize each of the Transferred Employees' service with Picasso prior to the Effective Time as service with the Company Surviving Corporation or the Lion Surviving Corporation in connection with the paid vacation policy maintained by Parent or the Company Surviving Corporation or the Lion Surviving Corporation.

                  (e) Except as set forth in Section 7.9, the Lion Surviving Corporation shall provide each of the Transferred Employees who are terminated other than for "cause" by the Lion Surviving Corporation during the twelve (12) month period following the Effective Time with severance pay under the same terms and conditions as such Transferred Employees would have been entitled to receive such severance from Picasso as of the date of such termination under
Section 8.5(c) hereof as if each such employee had been a Terminated Picasso Employee. For purposes of this Section 8.5(e), "cause" means misappropriation of funds or property, commission of an act constituting fraud, gross negligence or willful misconduct, failure or refusal to perform the material duties of such employee's position, or a commission of a felony or other crime involving moral turpitude.

                  (f) For a period of one (1) year on or following the Effective Time, or, if shorter, for such period that each Transferred Employee is employed by the Company Surviving Corporation, Parent or the Company Surviving Corporation shall provide each Transferred Employee with health and other benefits which, in the aggregate, are substantially comparable to the health and other benefits provided to similarly situated employees of Lion. Following the Effective Time, Parent shall grant the Transferred

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


Employees employee stock options to purchase shares of Parent's common stock in an amount consistent with Lion's past practices to incentivize such employees.

                  (g) Picasso and the Company agree to cooperate in determining the feasibility and desirability of transferring, in a trust to trust transfer, accounts of the Transferred Employees under Picasso's 401(k) plan to a 401(k) plan maintained by Lion and in which the Transferred Employees may participate. If such a transfer does not occur, Picasso shall take all actions necessary to permit distributions to be made to Transferred Employees of their account balances under Picasso's 401(k) plan that would be eligible rollover distributions and each such Transferred Employee shall be given the opportunity to "roll over" such account balance to a 401(k) plan maintained by Parent or the Company Surviving Corporation in which such Transferred Employee is eligible to participate after the Closing, subject to and in accordance with the provisions of such plan and applicable Law.

                  (h) No provision of this Section 8.5 or any other provision of this Agreement pertaining to employment or employee benefit matters shall create any third-party beneficiaries and no current or former employees, including, but not limited to, Transferred Employees and Terminated Picasso Employees, shall have any rights under this Section 8.5 or such other provision, including, without limitation, any rights to employment with Picasso, Parent, the Lion Surviving Corporation or the Company Surviving Corporation.

         8.6 Name Change. As soon as practicable after Closing, but in no event more than sixty (60) days after the Effective Time, Parent shall take such action (at its sole expense), including, without limitation, an amendment to the Company's certificate of incorporation, to cause the Company to change its name and trademark usage. Such new name and trademarks shall not include the words "DoubleClick", "DCLK" or "DC" or a word or phrase likely to cause confusion with such words. For a limited period of time from the Closing equal to sixty (60) days Parent may include the statement "formerly a DoubleClick company" when referring to the Company in press releases or other marketing or promotional materials, and for six months from the time of Closing (or such longer time as required by applicable Law) when referring to the Company in legal filings or reports for explanatory purposes.

         8.7 Interim Financials. From the date of this Agreement until the earlier to occur of the Effective Time or the termination of this Agreement in accordance with its terms, Lion shall provide to Picasso, within 30 days of the end of each fiscal month (commencing with the fiscal month ended June 30, 2002), an unaudited consolidated balance sheet of Lion and its Subsidiaries as of the end of such fiscal month and unaudited consolidated statements of operations, shareholders' equity and cash flows of Lion and its Subsidiaries for the fiscal month then-ended. Such interim financial statements shall be prepared in conformity with GAAP (except for the absence of footnotes and year-end audit adjustments) and shall fairly present, in all material respects, the financial position and results of operations of Lion as of the date, and for the period referred to therein.

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         8.8 SEC Compliance. Lion (pre-closing) and Parent (post-Closing) shall:

                  (a) Notify Picasso of any communication received from the SEC, the NASD or The Nasdaq Stock Market, Inc. or any other self-regulatory organization or Governmental Entity with respect to (i) any current, future or prior investigation or inquiry into or related to Lion or Parent, as the case may be, by the SEC, the NASD, The Nasdaq Stock Market, Inc. or any other Governmental Entity or a potential delisting of Lion Common Stock or Parent Common Stock, as the case may be, by The Nasdaq Stock Market, Inc., (ii) the request for the production of documents, individuals for testimony, or other information, or (iii) the filing of any criminal charges against Lion or Parent, as the case may be, or any present or former employee, officer, director or agent of Lion or Parent, as the case may be; and

                  (b) Timely file all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act.

         8.9 Pro Forma Earnings Reporting. In order to permit Picasso to monitor the conditions relating to the payment of the Contingent Cash Consideration, Parent shall, at its expense, within thirty (30) days of the end of each fiscal quarter after the Effective Time, deliver to Picasso a certificate of its Chief Financial Officer setting forth in reasonable detail the Pro Forma Earnings of Parent for such fiscal quarter and reconciling such detail to financial results disclosed by Parent on Form 8-K, Form 10-Q, Form 10-K, or any successor form.

         8.10 [Intentionally Omitted].

         8.11 Tax-Free Qualification. Each of Lion and its Affiliates shall use its best efforts not to, and shall use its best efforts not to permit any of its Subsidiaries to, take any action (including any action otherwise permitted by this Article VIII) that would prevent or impede the Lion Merger and the Company Merger from qualifying as exchanges under Section 351 of the Code, including, without limitation, any action for a period of one year following the Effective Time that would cause the Company to merge, consolidate or transfer any of its assets to Lion or any of its Subsidiaries.

         8.12 Cross-Referrals. Each of Lion and the Company (post-Closing) agrees for a two year period commencing at the Effective Time, if reasonably appropriate under the circumstances, to use its commercially reasonable efforts to refer to Picasso prospective or potential clients of Lion or the Company seeking products and services offered by Picasso from time to time (to the extent such products and services are not offered by Lion or the Company), in exchange for Picasso's making the referrals to Lion and the Company contemplated by Section 7.8 hereof.

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                                   ARTICLE IX

                                 INDEMNIFICATION

         9.1 Indemnification.


                  (a) From and after the date hereof, Lion and Parent covenant and agree to indemnify, defend, protect and hold harmless Picasso and its Representatives (each, a "Picasso Party") from, against and in respect of all Damages and Actions suffered, sustained, incurred or paid by any Picasso Party, in any Action (x) between a Picasso Party and Lion or Parent or (y) between a Picasso Party and a third party, in connection with, resulting from or arising out of, directly or indirectly: (i) the inaccuracy of any representation or the breach of any warranty of Lion, Parent, Parent 251 Sub or Acquisition Sub set forth in this Agreement; (ii) any breach of any covenant or agreement to be performed by Lion, Parent, Parent 251 Sub, Acquisition Sub or the Company (post-Closing) pursuant to this Agreement; (iii) any Action, or inquiry filed, instituted or otherwise initiated against Lion or Parent by the SEC, the NASD, the Nasdaq Stock Market, Inc. or any other self-regulatory organization or Governmental Entity or any other party arising from or relating to any conduct of any present or former employee, officer, director or agent of Lion or Parent relating to trading activity in Lion's or Parent's securities or Lion's or Parent's financial statements or accounting policies or practices; (iv) the class action suits filed in the United States District Court for the Central District of California on or about March 21, 2002 as the same may be supplemented or amended from time to time (the "Class Action Complaint") and any other suit based on, or derived from, the same or substantially similar facts or circumstances alleged in the Class Action Complaint; and (v) the derivative suits filed in the Superior Court of the State of California for the County of Los Angeles on or about March 21, 2002 as the same may be supplemented or amended from time to time (the "Derivative Complaint") and any other suit based on, or derived from, the same or substantially similar facts or circumstances alleged in the Derivative Complaint (each of (iii), (iv) and (v), an "Extraordinary Claim").

                  (b) From and after the date hereof, Picasso covenants and agrees to indemnify, defend, protect and hold harmless Parent, Lion and the Company Surviving Corporation and their respective Representatives (each, a "Lion Party") from, against and in respect of all Damages and Actions suffered, sustained, incurred or paid by any Lion Party, in any Action (x) between a Lion Party and Picasso or (y) between a Lion Party and a third party, in connection with, resulting from or arising out of, directly or indirectly: (i) the inaccuracy of any representation or the breach of any warranty of Picasso or the Company set forth in this Agreement; and (ii) any breach of any covenant or agreement to be performed by Picasso or the Company (pre-Closing) pursuant to this Agreement.

                  (c) There shall be no liability for indemnification under this
Section 9.1, (i) unless the aggregate amount of Damages exceeds $1,000,000 (the "Indemnity Basket") at which time the Indemnifying Party shall be liable only to the extent such Damages exceed the Indemnity Basket, (ii) unless the Indemnified Party delivers to the Indemnifying Party written notice, setting forth in reasonable detail the identity, nature

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


and amount of Damages related to such claim or claims, and (iii) to the extent that an Indemnified Party has suffered, incurred, sustained or become subject to, Damages by reason of all such claims in excess of $11,000,000 and the Indemnifying Parties, in the aggregate, shall not be obligated to pay anything other than or more than $11,000,000, in the aggregate for all claims under
Section 9.1 (the "Indemnity Cap").

                  (d) Notwithstanding anything contained in Section 9.1 to the contrary, the Indemnity Basket shall not apply in the event that liability of an Indemnifying Party arises out of Sections 3.14, 3.15, 4.16, 5.19, 8.5 or an Extraordinary Claim or the last sentence of Section 4.6, and the Indemnity Cap shall not apply in the event that liability of an Indemnifying Party arises out of the last sentence of Section 4.6 or an Extraordinary Claim. For purposes of determining the liability of an Indemnifying Party for a breach of the representation contained in the last sentence of Section 4.6, the Indemnity Basket shall be $75,000 and the Indemnity Cap shall be 75% of the accounts receivable of the Picasso Media Business to be reflected in the Final Net Asset Amount, net of the reserves to be reflected in the Final Net Asset Amount. An Indemnifying Party shall have no liability to indemnify the Indemnified Party for any Damages resolved by the parties pursuant to Sections 3.14 or 3.15 hereof.

                  (e) All representations and warranties made in, pursuant to or in connection with this Agreement shall survive the Effective Time for a period of one (1) year and shall terminate on the first anniversary of the Effective Time, notwithstanding any investigation at any time made by or on behalf of any party hereto. Covenants of the parties shall survive the Closing in accordance with their terms; provided, however that an Extraordinary Claim shall survive the Effective Time for a period of two (2) years and shall terminate on the second anniversary of the Effective Time, notwithstanding any investigation at any time made by or on behalf of any party hereto.

                  (f) Except for fraud, and subject to any party's right for equitable relief, the indemnification provisions of this Article IX shall constitute the sole and exclusive remedy of the parties hereto for any inaccuracy, untruth, incompleteness or other breach of or failure to perform any covenant made in this Agreement, and the parties each waive any other remedy, which they or any other Person entitled to indemnification hereunder may have at Law with respect thereto.

                  (g) For purposes of determining the liability of an Indemnifying Party for an Extraordinary Claim, whether before or after the Closing, the Damages suffered, sustained, incurred or paid by Picasso shall be deemed to be, whether or not in an Action between (1) a Picasso Party and Lion or Parent or (2) between a Picasso Party and a third party, (x) sixteen and one-tenth percent (16.1%) of (y) the result of (i) all amounts paid by Lion or Parent after the date hereof, solely to the extent not covered by insurance, for judgments, fines, amounts paid in settlement or penalties (but not including any other costs and expenses, including attorneys' fees, costs or expenses), in an Extraordinary Claim, which, in the aggregate, exceed $3,250,000 but are not, in the aggregate, in excess of $17,500,000, less (ii) $3,250,000. A Picasso Party shall be entitled to receive indemnification for an Extraordinary Claim if, and only if, Closing occurs, in which case all pre-Closing liability, if any, shall be due and payable at the Closing. No more than

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one Picasso Party shall be entitled to recover Damages hereunder for an
Extraordinary Claim.

         9.2 Notice of Claims. An Indemnified Party shall notify the Indemnifying Party within a reasonable period of time after becoming aware of any Damages which the Indemnified Party shall have determined has given or could give rise to a claim for indemnification under Section 9.1 hereof. Such notice shall include an estimate of the Damages that the Indemnified Party has determined may be incurred. As soon as practicable after the date of such notice, the Indemnified Party shall provide to the Indemnifying Party all information and documentation necessary to support and verify the Damages so claimed and the Indemnifying Party and its agents shall be given access to all books and records in the possession or control of the Indemnified Party which the Indemnifying Party reasonably determines to be related to such claim. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim or the estimated amount of Damages described in such notice, or fails to notify the Indemnified Party within thirty (30) days after delivery of such notice by the Indemnified Party whether the Indemnifying Party disputes the claim or the estimated amount of Damages described in such notice, the Indemnified Party shall have the right to contest, settle or compromise the claim, but only for the payment of money damages, in the exercise of its reasonable discretion; provided, however, that the Indemnified Party shall notify the Indemnifying Party of any compromise or settlement of any such claim and the amount of Damages (which shall only be for the payment of money damages) to be paid under such compromise or settlement, which amount the Indemnifying Party shall pay to the Indemnified Party. The Indemnifying Party shall not agree to any settlement or the entry of a judgment in any action, suit or proceeding without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld (it being understood that it is reasonable to withhold such consent if, among other things, the settlement or the entry of a judgment
(A) lacks a complete release of the Indemnified Party for all liability with respect thereto or (B) imposes any liability or obligation on the Indemnified Party).

         9.3 Matters Involving Third Parties.

                  (a) If any third party shall commence an Action against any Indemnified Party with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification under Article IX, the Indemnified Party shall notify the Indemnifying Party in writing as soon as practicable.

                  (b) The Indemnifying Party shall have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice and reasonably acceptable to the Indemnified Party so long as the Indemnifying Party shall notify the Indemnified Party in writing (within thirty (30) days after its receipt of notice of the Third Party Claim as provided in Section 9.2 or, if the Indemnifying Party has disputed the claim for indemnification, then within ten
(10) days of a final determination that such claim is a valid claim under
Section 9.2) that the Indemnified Party will be entitled to indemnification under Section 9.2 hereof from and against any Damages the Indemnified Party may suffer arising out of the Third Party Claim. It is agreed that no delay on the part of the Indemnified Party in notifying any Indemnifying Party of a claim

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(including any Third Party Claim) will relieve the Indemnifying Party thereby unless said Indemnifying Party is materially prejudiced by such failure to give notice.

                  (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 9.3(b) above, (i) the Indemnified Party may retain separate co-counsel, at its sole cost and expense, and participate in the defense of the Third Party Claim, (ii) the Indemnified Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed, (iii) the Indemnified Party shall cooperate within reason with the Indemnifying Party's defense of such Third Party Claim and (iv) the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed. Notwithstanding any other provision of this Section 9.3, if an Indemnified Party withholds its consent to a settlement or elects to defend any claim, where but for such action the Indemnifying Party could have settled such claim, the Indemnifying Party shall be required to indemnify the Indemnified Party only up to a maximum of the bona fide settlement offer for which the Indemnifying Party could have settled such claim.

                                   ARTICLE X

                                   TERMINATION

         10.1 Grounds for Termination. This Agreement may be terminated at any time prior to the Closing:


                  (a) by mutual written agreement of the parties; or

                  (b) by Picasso, on the one hand, or by Lion on the other hand, if the Closing shall not have occurred on or before July 15, 2002 (the "Expiration Date"); provided that the right to terminate this Agreement under this Section 10.1(b) shall not be available to a party whose material misrepresentation, material breach of warranty or failure to fulfill any material obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date; or

                  (c) by Picasso on the one hand, or by Lion, on the other hand, if there is or has been a material breach, failure to fulfill or default on the part of the other party of any of the representations and warranties contained herein or in the due and timely performance and satisfaction of any of the covenants, agreements or conditions contained herein, and the curing of such default shall not have been made or shall not reasonably be expected to occur before the Expiration Date; or

                  (d) by Picasso on the one hand, or by Lion, on the other hand, if there shall be a final nonappealable order of a Governmental Entity in effect preventing the consummation of the transactions contemplated by this Agreement; or there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or

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deemed applicable to the transactions by any government body, agency, official or authority which would make the consummation of the transactions illegal.

         10.2 Effect of Termination. If this Agreement is terminated as permitted by Sections 10.1(a) or (d), such termination shall be without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party to this Agreement. If this Agreement is terminated as permitted by Sections 10.1(b) and
(c), such termination shall be without prejudice to any rights that the terminating party or parties may have against the breaching party or parties or any other Person under the terms of this Agreement or otherwise.

                                   ARTICLE XI

                                  MISCELLANEOUS

         11.1 Waivers and Amendments. Any provisions of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Parent, Lion, Picasso, the Company, Acquisition Sub and Parent 251 Sub, or in the case of a waiver, by the party against whom the waiver is to be effective.

         11.2 Public Announcements. At the proper time, as determined by the parties hereto in good faith consultation with each other, the parties hereto shall issue a press release or make a public statement concerning this Agreement and the related transactions containing disclosure which is mutually agreeable to the parties; provided, that prior to the issuance of a press release, none of the parties hereto shall make any announcement of such transaction or disclose the existence of and/or particulars of any negotiations related thereto, including, but not limited to, the terms, conditions, consideration to be paid or other facts related to this Agreement and the related transactions. Notwithstanding the foregoing, Picasso or Lion may make such disclosures as may be required (based on the advice of counsel) due to its status as a public company, after good faith consultation with the other parties hereto. Notwithstanding the foregoing, the parties agree that the press release announcing the transactions contemplated by this Agreement shall be in the form of Exhibit J hereto.

         11.3 Notices of Certain Events.

                  (a) Each of the parties hereto shall promptly notify the other parties of: (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or the other Transaction Documents if the failure of any of the parties hereto, as the case may be, to obtain such consent would result in a Material Adverse Effect on any of the parties hereto, as applicable; and (ii) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement.

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                  (b) The parties hereto shall promptly notify the other parties of any Actions commenced or, to the best of such party's knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to the consummation of the transactions contemplated by this Agreement.

         11.4 Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be hand delivered, sent by nationally-recognized overnight courier, mailed postage prepaid by registered or certified mail or transmitted by facsimile transmission (with immediate telephonic confirmation thereafter),

              (a)   If to Picasso or the Company (pre-Closing):

                        DoubleClick Inc.
                        450 West 33rd Street
                        New York, NY 10001
                        Attn:  General Counsel
                        Facsimile No.: (212) 287-9704

                    with a copy to (which shall not constitute notice):

                        Skadden, Arps, Slate, Meagher & Flom LLP
                        Four Times Square
                        New York, NY  10036-6522
                        Attention:  Thomas H. Kennedy, Esq.
                        Facsimile No.: (212) 735-2000

         or (b) If to Lion, Parent Acquisition Sub, Parent 251 Sub or the Company (post-Closing):

                        MaxWorldwide, Inc.
                        4499 Glencoe Way
                        Marina del Rey, CA  90292
                        Attention:  General Counsel
                        Facsimile No.:  (310) 578-9942

                    with a copy to (which shall not constitute notice):

                        Paul, Hastings, Janofsky, & Walker LLP
                        555 South Flower Street, 23rd Floor
                        Los Angeles, CA  90071-2371
                        Attention:  Robert A. Miller, Jr., Esq.
                        Facsimile No.:  (213) 627-0705

or at such other address as the parties may specify by written notice to the others, and each such notice, request, consent and other communication shall for all purposes of the Agreement be treated as being effective or having been given when delivered if delivered

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personally, on the next Business Day if dispatched by overnight courier upon receipt of facsimile confirmation if transmitted by facsimile, or, if sent by mail, at the earlier of its receipt or seventy-two (72) hours after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.

         11.5 No Implied Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

         11.6 Successors and Assigns. Except as otherwise provided in this Agreement, no party hereto shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto and any such attempted assignment without such prior written consent shall be void and of no force and effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

         11.7 Headings. The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

         11.8 Governing Law. SUBJECT TO THE APPLICATION OF THE DGCL TO THE LION MERGER AND THE COMPANY MERGER, THE INTERNAL LAWS, AND NOT THE LAWS OF CONFLICTS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW
YORK), OF NEW YORK SHALL GOVERN THE ENFORCEABILITY AND VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION OF ITS TERMS AND THE INTERPRETATION OF THE RIGHTS AND DUTIES OF THE PARTIES.

         11.9 Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

         11.10 Transfer Taxes. Lion shall pay one-half, and Picasso shall pay one-half, of all transfer, sales and use, registration, stamp and similar Taxes imposed in connection with the transactions contemplated by this Agreement.

         11.11 Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the County and State of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or

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proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, every party agrees that service of process on such party as provided in Section 11.4 shall be deemed effective service of process on such party.

         11.12 Waiver of Jury Trial. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         11.13 Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts (including by facsimile) and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

         11.14 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) and the other Transaction Documents contain the entire agreement among the parties hereto with respect to the subject matter hereof and such Agreement supersedes and replaces all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof.

         11.15 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible. The foregoing is in addition to and not in lieu of the severability provisions of Section 7.3(b) or Section 8.3(b).

         11.16 Best Efforts. The parties shall each cooperate with the other and use (and shall cause their respective Subsidiaries to use) their respective commercially reasonable best efforts to promptly (i) take or cause to be taken all necessary actions, and do or cause to be done all things, necessary, proper or advisable under this Agreement and applicable Laws to consummate and make effective all the transactions contemplated by this Agreement as soon as practicable, including, without limitation, preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and (ii) obtain all approvals required to be obtained from any third party necessary, proper or advisable to the transactions contemplated by this Agreement.

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                            [Execution Page Follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be duly executed as of the day and year first above written.



DOUBLECLICK INC.                       L90, INC.


By:_____________________________       By:_________________________________
   Name:                                  Name:
   Title:                                 Title:


DOUBLECLICK MEDIA INC.                 PICASSO MEDIA ACQUISITION, INC.


By:_____________________________       By:_________________________________
   Name:                                  Name:
   Title:                                 Title:


                                        MAXWORLDWIDE, INC.


                                        By:_________________________________
                                           Name:
                                           Title:


                                        LION MERGER SUB, INC.


                                        By:_________________________________
                                           Name:
                                           Title:

                                       64